FILED PURSUANT TO RULE 424(B)(3)
                                                           FILE NO. 033-78790




                       CNL AMERICAN PROPERTIES FUND, INC.

                    Supplement No. 8, dated January 21, 1997
                      to Prospectus, dated April 26, 1996

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 26, 1996. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of January 8, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after January 8, 1997, will be reported in a subsequent Supplement.


                                  THE OFFERING


         As of January 8, 1997, the Company had received aggregate subscription proceeds of $140,906,401 (14,090,640 Shares) from 7,294 stockholders, including $591,732 (59,173 Shares) issued pursuant to the Reinvestment Plan. As of January 8, 1997, net proceeds to the Company from its offering of shares after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Organizational and Offering Expenses totalled $125,079,586. As of January 8, 1997, the Company had invested or committed for investment approximately $97,400,000 of such net proceeds in 96 Properties (including one Property through a joint venture arrangement which consists of land and building, seven Properties which consist of building only, 35 Properties which consist of land only and 53 Properties which consist of land and building), in providing mortgage financing to the tenants of the 35 Properties consisting of land only and to pay Acquisition Fees and Acquisition Expenses, leaving approximately $27,700,000 in offering proceeds available for investment in Properties and Mortgage Loans. As of January 8, 1997, the Company had incurred $6,340,788 in Acquisition Fees to the Advisor.


                              SUBSEQUENT OFFERING

         On November 1, 1996, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 shares of common stock in a public offering (the "Subsequent Offering") expected to commence immediately following the termination of this offering. Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing through the Reinvestment Plan. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of Common Stock of the Company, the subsequent offering will be limited to 4,800,000 shares. The Board of Directors expects to submit, for a vote of the stockholders at a meeting expected to be held in April of 1997, a resolution to increase the number of authorized shares of Common Stock of the Company from 20,000,000 to 75,000,000. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the Managing Dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for Acquisition Fees and Acquisition Expenses and reimbursable to the Advisor for Organizational and Offering Expenses, will be the same as those for this offering. Net proceeds from the Subsequent Offering will be invested in additional Properties and Mortgage Loans. Management believes that the increase in the amount of assets of the Company that will result from the Subsequent Offering will also increase the diversification of the Company's assets and the likelihood of Listing, although there is no assurance that Listing will occur.

                              REDEMPTION OF SHARES


         The Company will not redeem any Shares during any period in which the Company is making a public offering.

                                    BUSINESS

PROPERTY ACQUISITIONS


         Between April 10, 1996 and January 8, 1997, the Company acquired 48 Properties, including four Properties consisting of building only, 32 Properties consisting of land and building and 12 Properties consisting of land only. The Properties are one TGI Friday's Property (in Hamden, Connecticut), four Wendy's Properties (one in each of Knoxville and Sevierville, Tennessee, and Camarillo and San Diego, California), six Golden Corral Properties (one in each of Port Richey, Florida ; Lufkin, Texas; Columbia, Tennessee; Moberly, Missouri; and Brooklyn and Eastlake, Ohio), two Denny's Properties (one in each of Hillsboro and McKinney, Texas), ten Boston Market Properties (one in each of Ellisville , Florissant and St. Joseph, Missouri; Upland, La Quinta and Merced, California; Golden Valley, Minnesota; Corvallis, Oregon; Rockwall, Texas; and Atlanta, Georgia), six Jack in the Box Properties (one in each of Los Angeles, California; Las Vegas, Nevada; Humble and Dallas, and two in Houston, Texas), two Arby's Properties (one in each of Kendallville and Avon, Indiana), two Applebee's Properties (one in each of Montclair and Salinas, California), one Ryan's Family Steak House Property (in Spring Hill, Florida), two Burger King Properties (one in each of Chicago, Illinois, and Chattanooga, Tennessee) and 12 Pizza Hut Properties (one in each of Beaver, Bluefield, Huntington, Hurricane, Milton, Ronceverte, Beckley, Belle and Cross Lanes, West Virginia, and Marietta, Toledo and Bowling Green, Ohio) (hereinafter referred to as the "Twelve Pizza Hut Properties"). For information regarding the 48 Properties acquired by the Company prior to April 10, 1996, see the Prospectus dated April 26, 1996.

         The Denny's Property in McKinney, Texas, and the Boston Market Properties in Merced, California, and St. Joseph, Missouri, were acquired from an Affiliate of the Company. The Affiliate had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. The Properties were acquired by the Company for an aggregate purchase price of $1,786,626, representing the cost of the Properties to the Affiliate (including carrying costs) due to the fact that these amounts were less than the Properties' appraised values.

         In connection with the purchase of the TGI Friday's Property in Hamden, Connecticut, the Wendy's Properties in Sevierville, Tennessee, and San Diego, California, and the Golden Corral Property in Brooklyn, Ohio, which are building only, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of the TGI Friday's and the Wendy's Properties, which are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with these acquisitions, the Company has also entered into tri-party agreements with the lessees and the owners of the land. The tri- party agreements provide that the ground lessees are responsible for all obligations under the ground leases and provide certain rights to the Company relating to the maintenance of its interests in the buildings in the event of a default by the lessees under the terms of the ground leases. In connection with the purchase of the Golden Corral Property, the Company has entered into an assignment of an interest in the ground lease with the lessee and the landlord of the land. The assignment provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

         In connection with the purchase of the Wendy's Properties in Knoxville, Tennessee, and Camarillo, California, the Golden Corral Property in Port Richey, Florida, the Denny's Properties, the Boston Market Properties, the Jack in the Box Properties, the Arby's Properties, the Applebee's Properties, the Ryan's Family Steak House Property and the Burger King Properties, which are land and building, the Company, as lessor entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         In connection with the acquisition of the Golden Corral Property in Port Richey, Florida, which was undeveloped land on which a restaurant was constructed, the Company incurred a Development/Construction Management Fee of $21,500 payable to an Affiliate of the Company as an Acquisition Fee . See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         The purchase prices for the Burger King Property in Chattanooga, Tennessee, and the Golden Corral Property in Columbia, Tennessee, include Development/Construction Management Fees of $100,000 and $37,850, respectively, to an Affiliate of the Advisor for services provided in connection with the development of the Properties. The Company considers these Development/Construction Management Fees to be Acquisition Fees. Development/Construction Management Fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         In connection with the Twelve Pizza Hut Properties, which are land only, the Company acquired the land and is leasing ten of these parcels and two of these parcels to the lessees, Castle Hill Holdings VI, L.L.C. and Castle Hill Holdings VII, L.L.C. ("Castle Hill"), respectively, pursuant to two master lease agreements (the "Master Lease Agreements"). Castle Hill has subleased the Twelve Pizza Hut Properties to two of its affiliates, ten Properties to Midland Food Services L.L.C., and two Properties to Midland Food Services II, L.L.C., which are the operators of the restaurants. The general terms of the Master Lease Agreements are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessees do not exercise their option to purchase the Properties upon termination of the Master Lease Agreements, the sublessees and lessees will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessees own the buildings located on the Twelve Pizza Hut Properties. In connection with the acquisition of the Twelve Pizza Hut Properties, the Company provided mortgage financing of $3,888,000 and $484,000, respectively, to the lessees pursuant to Mortgage Loans evidenced by master mortgage notes (the "Master Mortgage Notes") which are collateralized by the building improvements on the Twelve Pizza Hut Properties. The Master Mortgage Notes bear interest at a rate of 10.75% per annum and principal and interest are due in equal monthly installments over 20 years starting July 1, 1996, for ten of the Properties and starting February 1, 1997, for two of the Properties. The Master Mortgage Notes equal approximately 85 percent and 76 percent, respectively, of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Twelve Pizza Hut Properties and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Notes.

         As of January 8, 1997, the Company had initial commitments to acquire 13 properties, consisting of land and building . The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 13 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases," except as described below.



         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                                Lease Term and
Property                        Renewal Options                    Minimum Annual Rent
--------                        ---------------                    -------------------

Burger King                     20 years; two five-year renewal    11% of Total Cost (1)
Chattanooga, TN (#2)            options
Restaurant to be renovated



Golden Corral                   15 years; four five-year renewal   10.75% of Total Cost (1)
Winchester, KY                  options
Restaurant to be constructed




Jack in the Box                 18 years; four five-year renewal   10.25% of Total Cost (1);
Hollister, CA                   options                            increases by 8% after the fifth
Restaurant to be constructed                                       lease year and after every five
                                                                   years thereafter during the
                                                                   lease term


Jack in the Box                 18 years; four five-year renewal   10.25% of Total Cost (1);
Houston, TX                     options                            increases by 8% after the fifth
Restaurant to be constructed                                       lease year and after every five
                                                                   years thereafter during the
                                                                   lease term






Property                        Percentage Rent                            Option to Purchase
--------                        ---------------                            ------------------

Burger King                     for each lease year, (i) 8.5%              None
Chattanooga, TN (#2)            of annual gross sales minus
Restaurant to be renovated      (ii) the minimum annual rent
                                for such lease year


Golden Corral                   for each lease year, 5% of the             during the first through seventh lease
Winchester, KY                  amount by which annual gross sales         years and the tenth through fifteenth
Restaurant to be constructed    exceed a to be determined breakpoint       lease years only




Jack in the Box                 for each lease year, (i) 5%                at any time
Hollister, CA                   of annual gross sales minus                after the seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



Jack in the Box                 for each lease year, (i) 5%                at any time after the
Houston, TX                     of annual gross sales minus                seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



                                     - 5 -




                                Lease Term and
Property                        Renewal Options                    Minimum Annual Rent
--------                        ---------------                    -------------------

Jack in the Box                 18 years; four five-year renewal   10.75% of Total Cost (1);
Humble, TX                      option                             increases by 8% after the fifth
Restaurant to be constructed                                       lease year and by 10% after
                                                                   every five years thereafter
                                                                   during the lease term


Jack in the Box                 18 years; four five-year renewal   10.25% of Total Cost (1);
Kent, WA                        options                            increases by 8% after the fifth
Restaurant to be constructed                                       lease year and after every five
                                                                   years thereafter during the
                                                                   lease term




Property                        Percentage Rent                            Option to Purchase
--------                        ---------------                            ------------------

Jack in the Box                 for each lease year, (i) 5%                at any time after the
Humble, TX                      of annual gross sales minus                seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



Jack in the Box                 for each lease year, (i) 5%                at any time after the
Kent, WA                        of annual gross sales minus                seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



                                     - 6 -


                                Lease Term and
Property                        Renewal Options                    Minimum Annual Rent
--------                        ---------------                    -------------------

Jack in the Box                 18 years; four five-year renewal   10.25% of Total Cost (1);
Kingsburg, CA                   options                            increases by 8% after the fifth
Restaurant to be constructed                                       lease year and after every five
                                                                   years thereafter during the
                                                                   lease term


Jack in the Box                 18 years; four five-year renewal   10.25% of Total Cost (1);
Lewiston, ID                    options                            increases by 8% after the fifth
Restaurant to be constructed                                       lease year and after every five
                                                                   years thereafter during the
                                                                   lease term


Jack in the Box                 18 years; four five-year renewal   10.25% of Total Cost (1);
Moscow, ID                      options                            increases by 8% after the fifth
Restaurant to be constructed                                       lease year and after every five
                                                                   years thereafter during the
                                                                   lease term


Jack in the Box                 18 years; four five-year renewal   10.25% of Total Cost (1);
Murietta, CA                    options                            increases by 8% after the fifth
Restaurant to be constructed                                       lease year and after every five
                                                                   years thereafter during the
                                                                   lease term


Jack in the Box                 18 years; four five-year renewal   10.25% of Total Cost (1);
Oxnard, CA                      options                            increases by 8% after the fifth
Restaurant to be constructed                                       lease year and after every five
                                                                   years thereafter during the
                                                                   lease term



Jack in the Box                 18 years; four five-year renewal   10.25% of Total Cost (1);
Palmdale, CA                    options                            increases by 8% after the fifth
Restaurant to be constructed                                       lease year and after every five
                                                                   years thereafter during the
                                                                   lease term



Property                        Percentage Rent                            Option to Purchase
--------                        ---------------                            ------------------

Jack in the Box                 for each lease year, (i) 5%                at any time after the
Kingsburg, CA                   of annual gross sales minus                seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



Jack in the Box                 for each lease year, (i) 5%                at any time after the
Lewiston, ID                    of annual gross sales minus                seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



Jack in the Box                 for each lease year, (i) 5%                at any time after the
Moscow, ID                      of annual gross sales minus                seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



Jack in the Box                 for each lease year, (i) 5%                at any time after the
Murietta, CA                    of annual gross sales minus                seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



Jack in the Box                 for each lease year, (i) 5%                at any time after the
Oxnard, CA                      of annual gross sales minus                seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



Jack in the Box                 for each lease year, (i) 5%                at any time after the
Palmdale, CA                    of annual gross sales minus                seventh lease year (2)
Restaurant to be constructed    (ii) the minimum annual rent
                                for such lease year



                                     - 7 -




                                Lease Term and
Property                        Renewal Options                    Minimum Annual Rent
--------                        ---------------                    -------------------

Shoney's                        20 years; two five-year renewal    11% of Total Cost (1);
Indian Harbor, FL               options                            increases by 10% after the fifth
Restaurant to be renovated                                         lease year and after every five
                                                                   years thereafter during the
                                                                   lease term







Property                        Percentage Rent                            Option to Purchase
--------                        ---------------                            ------------------

Shoney's                        for each lease year, 6% of                 at any time after the
Indian Harbor, FL               the amount by which annual                 seventh lease year
Restaurant to be renovated      gross sales exceed
                                $1,500,000 but are less than
                                $1,750,000, plus 4% of the
                                amount by which annual
                                gross sales exceed
                                $1,750,000



FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

The following table sets forth the location of the 48 Properties acquired by the Company, including the Twelve Pizza Hut Properties in which the Company acquired the land only, 32 Properties in which the Company acquired the land and building and the four Properties in which the Company acquired the building only, from April 10, 1996 through January 8, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS

                  From April 10, 1996 through  January 8, 1997


                                                                                    Lease Expira-
                                                 Purchase            Date             tion and
Property Location and Competition                Price (1)          Acquired        Renewal Options
---------------------------------                ---------          --------        ---------------

TGI Friday's                                     (3)                04/24/96        09/2008; no
(the "Hamden Property")                                             (3)             renewal options
Restaurant to be constructed

The Hamden Property is located at the
southeast quadrant of Skiff Street and
Route 10 in Hamden, New Haven
County, Connecticut, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Hamden Property include a China Buffet, a Chili's, a Red
Lobster, a McDonald's, a Wendy's, and
several local restaurants.



Wendy's (20)                                     $322,292           05/08/96        05/2016; two
(the "Knoxville Property")                       (excluding                         five-year renewal
Restaurant to be constructed                     closing and                        options
                                                 development
The Knoxville Property is located on the         costs) (3)
north side of Western Avenue in
Knoxville, Knox County, Tennessee, in
an area of mixed retail, commercial, and
residential development. Other fast-food
and family-style restaurants located in
proximity to the Knoxville Property
include a KFC, a McDonald's, a Taco
Bell, a Kenny Rogers Roasters, a Long
John Silver's, a Krystal, a Hardee's, a
Shoney's, and several local restaurants.




                                                            Minimum                                                    Option
Property Location and Competition                        Annual Rent (2)                   Percentage Rent            To Purchase
---------------------------------                        ---------------                   ---------------            -----------

TGI Friday's                                     15.043% of Total Cost (4);                None                       at any time
(the "Hamden Property")                          increases by 10% after the                                           after the
Restaurant to be constructed                     fifth lease year and after every                                     third lease
                                                 five years thereafter during the                                     year (5)
The Hamden Property is located at the            lease term
southeast quadrant of Skiff Street and
Route 10 in Hamden, New Haven
County, Connecticut, in an area of mixed
retail, commercial, and residential
development. Other fast-food and
family-style restaurants located in
proximity to the Hamden Property
include a China Buffet, a Chili's, a Red
Lobster, a McDonald's, a Wendy's, and
several local restaurants.



Wendy's (20)                                     10.25% of Total Cost;                     for each lease             at any time
(the "Knoxville Property")                       increases to 10.76% of Total              year, (i) 6% of            after the
Restaurant to be constructed                     Cost during the fourth through            annual gross               seventh lease
                                                 sixth lease years, increases to           sales minus (ii)           year
The Knoxville Property is located on the         11.95% of Total Cost during               the minimum
north side of Western Avenue in                  the seventh through tenth lease           annual rent for
Knoxville, Knox County, Tennessee, in            years, increases to 12.70% of             such lease year
an area of mixed retail, commercial, and         Total Cost during the eleventh
residential development. Other fast-food         through fifteenth lease years
and family-style restaurants located in          and increases to 13.97% of
proximity to the Knoxville Property              Total Cost during the sixteenth
include a KFC, a McDonald's, a Taco              through twentieth lease years
Bell, a Kenny Rogers Roasters, a Long            (4)
John Silver's, a Krystal, a Hardee's, a
Shoney's, and several local restaurants.


                                     - 10 -



                                                                                    Lease Expira-
                                                 Purchase            Date             tion and
Property Location and Competition                Price (1)          Acquired        Renewal Options
---------------------------------                ---------          --------        ---------------

Golden Corral                                   $586,687           05/08/96        10/2011; two
(the "Port Richey Property")                    (excluding                         five-year renewal
Restaurant to be constructed                    closing and                        options
                                                development
                                                costs)(3)

The Port Richey Property is located on
the southeast quadrant of the
intersection of U.S. 19 and Stone Road,
Port Richey, Pasco County, Florida, in
an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Port Richey
Property include a Boston Market, a
Morrison's, a Burger King, a Checkers, a Bob
Evans, a Wendy's, a KFC, a Chili's, and
several local restaurants.


Twelve Pizza Hut Properties - Land
only




Ten Properties (8)(9) - located in Beaver,      $1,512,000         05/17/96        05/2016; two
West Virginia (the "Beaver Property"),          (excluding                         ten-year renewal
Bluefield, West Virginia (the "Bluefield        closing costs)                     options
Property"), Huntington, West Virginia
(the"Hunting- ton Property"), Hurricane,
West Virginia (the "Hurricane Property"),
Milton, West Virginia (the "Milton Property"),
Ronceverte, West Virginia (the "Ronceverte
Property"), Beckley, West Virginia
(the "Beckley Property"), Belle, West Virginia
(the "Belle Property"), Cross
Lanes, West Virginia (the "Cross Lanes
Property") and Marietta, Ohio (the
"Marietta Property").

                                                        Minimum                                                        Option
                                                     Annual Rent (2)                     Percentage Rent            To Purchase
                                                     ---------------                     ---------------            -----------
Golden Corral                                        11.25% of Total Cost (4);           for each lease             during the
(the "Port Richey Property")                         increases by 8% after the fifth     year,                      eighth and
Restaurant to be constructed                         lease year and after every five     commencing in              ninth lease
                                                     years thereafter during the         the second lease           years only
                                                     lease term                          year (i) 5% of             (7)
                                                                                         annual gross
The Port Richey Property is located on                                                   sales minus (ii)
the southeast quadrant of the                                                            the minimum
intersection of U.S. 19 and Stone Road,                                                  annual rent for
Port Richey, Pasco County, Florida, in                                                   such lease year
an area of mixed retail, commercial, and                                                 (6)
residential development. Other
fast-food and family-style restaurants
located in proximity to the Port Richey
Property include a Boston Market, a
Morrison's, a Burger King, a Checkers, a Bob
Evans, a Wendy's, a KFC, a Chili's, and
several local restaurants.


Twelve Pizza Hut Properties - Land
only




Ten Properties (8)(9) - located in Beaver,           $166,320; increases by 10%          None                       at any time
West Virginia (the "Beaver Property"),               after the fifth and tenth                                      after the
Bluefield, West Virginia (the "Bluefield             lease years and 12% after the                                  seventh lease
Property"), Huntington, West Virginia                fifteenth lease year                                           year
(the"Hunting- ton Property"), Hurricane,
West Virginia (the "Hurricane Property"),
Milton, West Virginia (the "Milton Property"),
Ronceverte, West Virginia (the "Ronceverte
Property"), Beckley, West Virginia
(the "Beckley Property"), Belle, West Virginia
(the "Belle Property"), Cross
Lanes, West Virginia (the "Cross Lanes
Property") and Marietta, Ohio (the
"Marietta Property").


                                     - 11 -


                                                                                                                     Lease Expira-
                                                     Purchase                              Date                        tion and
Property Location and Competition                    Price (1)                           Acquired                   Renewal Options
---------------------------------                    ---------                           --------                   ---------------
The Beaver Property is located on
the north side of U.S. Route 19 in Beaver,
Raleigh County, West Virginia, in an area
of mixed retail, commercial, and
residential development. Other
fast-food and family-style restaurants
located in proximity to the Beaver
Property include a McDonald's, a Hardee's,
a Wendy's, and a Long John Silver's.




The Bluefield Property is located on the north side of Bluefield Avenue in Bluefield, Mercer County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Bluefield Property include a McDonald's, a Hardee's, a Captain D's, and a Shoney's. (12)




The Huntington Property is located on the south side of Madison Avenue in Huntington, Cabell County, West Virginia, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Huntington Property include an Arby's,
three Burger Kings, a Chi Chi's, two
Dairy Queens, a Hardee's, a KFC, a Long
John Silver's, two McDonald's, a Papa
John's, a Rax, a Red Lobster, a Steak &
Ale, a Taco Bell, and several local restaurants.






                                                        Minimum                                                        Option
Property Location and Competition                    Annual Rent (2)                     Percentage Rent            To Purchase
---------------------------------                    ---------------                     ---------------            -----------
The Beaver Property is located on
the north side of U.S. Route 19 in Beaver,
Raleigh County, West Virginia, in an area
of mixed retail, commercial, and
residential development. Other
fast-food and family-style restaurants
located in proximity to the Beaver
Property include a McDonald's, a Hardee's,
a Wendy's, and a Long John Silver's.




The Bluefield Property is located on the north side of Bluefield Avenue in Bluefield, Mercer County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Bluefield Property include a McDonald's, a Hardee's, a Captain D's, and a Shoney's. (12)




The Huntington Property is located on the south side of Madison Avenue in Huntington, Cabell County, West Virginia, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Huntington Property include an Arby's,
three Burger Kings, a Chi Chi's, two
Dairy Queens, a Hardee's, a KFC, a Long
John Silver's, two McDonald's, a Papa
John's, a Rax, a Red Lobster, a Steak &
Ale, a Taco Bell, and several local restaurants.

                                     - 12 -



                                                                                                                     Lease Expira-
                                                     Purchase                              Date                        tion and
Property Location and Competition                    Price (1)                           Acquired                   Renewal Options
---------------------------------                    ---------                           --------                   ---------------

The Hurricane Property is located on
the southwest side of Hurricane Creek Road in Hurricane, Putnam County, West Virginia, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Hurricane Property include a McDonald's, a Subway Sandwich Shop, and several local restaurants. (12)








The Milton Property is located on the
northeast corner of East Main Street and Brickyard Avenue in Milton, Cabell County,
West Virginia, in an area of mixed
retail, commercial, and residential
development. Other fast-food and
family-style restaurants located in
proximity to the Milton Property include a McDonald's, a Subway Sandwich Shop, a
Dairy Queen, and several local
restaurants.



The Ronceverte Property is located on the north side of Seneca Trail in Ronceverte, Greenbrier County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Ronceverte
Property include a KFC, a
Long John Silver's, a Subway Sandwich Shop, and several local restaurants.




                                                        Minimum                                                        Option
Property Location and Competition                    Annual Rent (2)                     Percentage Rent            To Purchase
---------------------------------                    ---------------                     ---------------            -----------

The Hurricane Property is located on
the southwest side of Hurricane Creek Road in Hurricane, Putnam County, West Virginia, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Hurricane Property include a McDonald's, a Subway Sandwich Shop, and several local restaurants. (12)








The Milton Property is located on the
northeast corner of East Main Street and Brickyard Avenue in Milton, Cabell County,
West Virginia, in an area of mixed
retail, commercial, and residential
development. Other fast-food and
family-style restaurants located in
proximity to the Milton Property include a McDonald's, a Subway Sandwich Shop, a
Dairy Queen, and several local
restaurants.



The Ronceverte Property is located on the north side of Seneca Trail in Ronceverte, Greenbrier County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Ronceverte
Property include a KFC, a
Long John Silver's, a Subway Sandwich Shop, and several local restaurants.

                                     - 13 -




                                                                                                                     Lease Expira-
                                                     Purchase                              Date                        tion and
Property Location and Competition                    Price (1)                           Acquired                   Renewal Options
---------------------------------                    ---------                           --------                   ---------------
The Beckley Property is located on the
north side of Harper Road in Beckley,
Raleigh County, West Virginia, in an
area of mixed retail, commercial, and
residential development. Other fast-food
and family-style restaurants located in
proximity to the Beckley Property include
a McDonald's, a Long John Silver's, a
Wendy's, a Shoney's, a Bob Evans, a
Subway Sandwich Shop, a Hardee's, and
several local restaurants.




The Belle Property is located on the southwest side of Dupont Avenue in Belle, Kanawha County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Belle Property include several local restaurants.



The Cross Lanes Property is located on the northwest side of Goff Mountain Road in Cross Lanes, Kanawha County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Cross
Lanes Property include a Hardee's,
a Papa John's, a Captain D's, a McDonald's, a
Taco Bell, a Bob Evans, a Wendy's,
a Shoney's a KFC, and several local restaurants.




                                                        Minimum                                                        Option
Property Location and Competition                    Annual Rent (2)                     Percentage Rent            To Purchase
---------------------------------                    ---------------                     ---------------            -----------
The Beckley Property is located on the
north side of Harper Road in Beckley,
Raleigh County, West Virginia, in an
area of mixed retail, commercial, and
residential development. Other fast-food
and family-style restaurants located in
proximity to the Beckley Property include
a McDonald's, a Long John Silver's, a
Wendy's, a Shoney's, a Bob Evans, a
Subway Sandwich Shop, a Hardee's, and
several local restaurants.


The Belle Property is located on the southwest side of Dupont Avenue in Belle, Kanawha County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Belle Property include several local restaurants.

The Cross Lanes Property is located on the northwest side of Goff Mountain Road in Cross Lanes, Kanawha County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Cross
Lanes Property include a Hardee's,
a Papa John's, a Captain D's, a McDonald's, a
Taco Bell, a Bob Evans, a Wendy's,
a Shoney's a KFC, and several local restaurants.


                                     - 14 -






                                                                                                                     Lease Expira-
                                                     Purchase                              Date                        tion and
Property Location and Competition                    Price (1)                           Acquired                   Renewal Options
---------------------------------                    ---------                           --------                   ---------------
The Marietta Property is located on
the east side of Acme Street in Marietta,
Washington County, Ohio, in an area of
mixed retail, commercial, and residential
development. Other fast-food and family-
style restaurants located in proximity
to the Marietta Property include a Burger
King, a Captain D's, a Dairy Queen, an
Elby's Big Boy, a KFC, a Long John Silver's,
a McDonald's, a Papa John's, a
Subway Sandwich Shop, a Taco Bell, a Wendy's,
and several local restaurants.

(12)



Two Properties (10)(11) - located in                  $316,000                              12/05/96                12/2016; two
Toledo, Ohio (the "Toledo Property")                 (excluding                                                     ten-year renewal
and Bowling Green, Ohio (the "Bowling              closing costs)                                                   options
Green Property")




The Toledo Property is located on the
northwest corner of the intersection of
Broadway Avenue and South Avenue, in
Toledo, Lucas County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Toledo Property include a Taco Bell, a McDonald's, a Rally's, a Subway
Sandwich Shop, and a local
restaurant.




                                                        Minimum                                                        Option
Property Location and Competition                    Annual Rent (2)                     Percentage Rent            To Purchase
---------------------------------                    ---------------                     ---------------            -----------
The Marietta Property is located on
the east side of Acme Street in Marietta,
Washington County, Ohio, in an area of
mixed retail, commercial, and residential
development. Other fast-food and family-
style restaurants located in proximity
to the Marietta Property include a Burger
King, a Captain D's, a Dairy Queen, an
Elby's Big Boy, a KFC, a Long John Silver's,
a McDonald's, a Papa John's, a
Subway Sandwich Shop, a Taco Bell, a Wendy's,
and several local restaurants.

(12)



Two Properties (10)(11) - located in                $34,760; increases by 10%                None                   at any time
Toledo, Ohio (the "Toledo Property")                after the fifth and tenth                                       after the
and Bowling Green, Ohio (the "Bowling               lease years and 12% after                                       seventh lease
Green Property")                                    the fifteenth lease year                                        year




The Toledo Property is located on the
northwest corner of the intersection of
Broadway Avenue and South Avenue, in
Toledo, Lucas County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Toledo Property include a Taco Bell, a McDonald's, a Rally's, a Subway
Sandwich Shop, and a local
restaurant.

                                     - 15 -


                                                          Lease Expira-
                                   Purchase      Date       tion and           Minimum                                 Option
Property Location and Competition  Price (1)   Acquired   Renewal Options   Annual Rent (2)      Percentage Rent   To Purchase
---------------------------------  ---------   --------   ---------------   ---------------      ---------------   -----------

The Bowling Green Property is located
on the southeast corner of the
intersection of East Wooster Avenue
and Mercer Road, in Bowling Green,
Wood County, Ohio, in an area of
mixed retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Bowling Green Property
include a Big Boy, a McDonald's,
a Wendy's, a Taco Bell, a Chi
Chi's, a Burger King, and a
Little Caesar's.

Denny's                        $367,672     06/05/96  06/2016; two       10.625% of Total        for each lease     during
(23)                           (excluding             five-year renewal  Cost (4); increases     year, (i) 5% of    the eighth,
                               closing and            options            by 11% after the fifth  annual gross       tenth, and
(the "Hillsboro Property")     development                               lease year and after    sales minus (ii)   twelfth lease
Restaurant to be constructed   costs) (3)                                every five years        the minimum        years only
                                                                         thereafter during the   annual rent for
The Hillsboro Property is                                                lease term              such lease year
located on the south side
of Highway 22 in Hillsboro,
Hill County, Texas, in an
area of mixed retail,
commercial, and residential
development. Other fast-food
and family-style restaurants
located in proximity to the
Hillsboro Property include
a McDonald's, an Arby's, a
Whataburger, a KFC, a Golden
Corral, and a Grandy's.


                                     - 16 -





                                                          Lease Expira-
                                   Purchase      Date       tion and           Minimum                                 Option
Property Location and Competition  Price (1)   Acquired   Renewal Options   Annual Rent (2)       Percentage Rent   To Purchase
---------------------------------  ---------   --------   ---------------   ---------------       ---------------   -----------

Denny's (23) (the "McKinney        $977,256    06/05/96   12/2015; two     $104,013; increases    for each lease    during the
Property")                         (excluding             five-year        by 11% after the       year, (i) 5% of   eighth, tenth,
Existing Restaurant                closing                renewal          fifth lease year       annual gross      and twelfth
                                   costs)                 options          and after every        sales minus (ii)  lease years
The McKinney Property is located                                           five years thereafter  the minimum       only
at the southwest quadrant of the                                           during the lease term  annual rent for
intersection of White Avenue and                                                                  such lease year
U.S. 75 in McKinney, Collin County,                                                               (6)
Texas, in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the McKinney
Property include an Applebee's,
an Arby's, a Boston Market, a Jack
in the Box, a Chili's, a Dairy Queen,
an IHOP, a Golden Corral, a Pizza
Hut, and several local restaurants.


Wendy's (20)                       $586,143     06/05/96  06/2016;          10.25% of Total      for each lease     at any time
(the "Camarillo Property")         (excluding             two five-year     Cost; increases      year, (i) 6% of    after the
Restaurant to be constructed       closing and            renewal options   to 10.76% of Total   annual gross       seventh lease
                                   development                              Cost during the      sales minus (ii)   year
                                   costs) (3)                               fourth through       the minimum annual
The Camarillo Property is located                                           sixth lease years,   rent for such
at the southwest quadrant of Las                                            increases to 11.95%  lease year
Posas Road and the Ventura Freeway                                          of Total Cost during
in Camarillo, Ventura County,                                               the seventh through
California, in an area of mixed                                             tenth lease years,
retail, commercial, and residential                                         increases to 12.70%
development. Other fast-food and                                            of Total Cost during
family-style restaurants located                                            the eleventh through
in proximity to the Camarillo                                               fifteenth lease years
Property include an Applebee's,                                             and increases to 13.97%
a Del Taco, a McDonald's, and                                               of Total Cost during
several local restaurants.                                                  the sixteenth through
                                                                            twentieth lease years
                                                                            (4)



                                     - 17 -





                                                          Lease Expira-
                                   Purchase      Date       tion and           Minimum                                  Option
Property Location and Competition  Price (1)   Acquired   Renewal Options   Annual Rent (2)        Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   ---------------        ---------------    -----------

Wendy's (20)                       $66,153     06/05/96   05/2015; two      12.204% of Total        for each lease    upon the
(the "Sevierville                  (excluding  (3)        five-year renewal Cost (4);increases      year, (i) 6% of   expiration of
Property")                         closing and            options followed  by 8% after the fifth   annual gross      the initial
Restaurant to be constructed       development            by one fifteen-   lease year and after    sales times the   term of the
                                   costs) (3)             year renewal      every five years        Building Overage  lease and
The Sevierville Property is                               option            thereafter during the   Multiplier (13)   during any
located on the west side of Highway                                         lease term              minus (ii) the    renewal
441 in Sevierville, Sevier County,                                                                  minimum annual    period
Tennessee, in an area of mixed                                                                      rent for such     thereafter
retail, commercial, and residential                                                                 lease year        (15)
development. Other fast-food and
family-style restaurants located
in proximity to the Sevierville
Property include a Damon's Ribs, an
IHOP, a Ruby Tuesday's, and several
local restaurants.


Boston Market (21)                 $408,879    06/18/96   06/2011; five     10.40% of Total Cost    for each lease     at any time
(the "Ellisville Property")        (excluding             five-year         (4); increases by 10%   year after the     after the
Restaurant to be constructed       closing and            renewal options   after the fifth lease   fifth lease year,  fifth lease
                                   development                              year and after every    (i) 5% of annual   year
The Ellisville Property is         costs) (3)                               five years thereafter   gross sales minus
located on the north side of                                                during the lease term   (ii) the minimum
Manchester Road, in Ellisville,                                                                     annual rent for
St. Louis County, Missouri, in an                                                                   such lease year
area of mixed retail, commercial,
and residential development. Other
fast-food and family-style
restaurants located in proximity
to the Ellisville Property
include a KFC, a Burger King, a
Ponderosa, a Taco Bell, a McDonald's,
a Long John Silver's, a Pizza Hut, a
Hardee's, a Steak and Shake, a Red
Lobster, and several local restaurants.




                                     - 18 -



                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Boston Market (21)                 $603,386    06/19/96   06/2011;          10.40% of Total Cost    for each lease     at any time
(the "Golden Valley Property")     (excluding             five five-year    (4); increases by 10%   year after the      after the
                                   closing and            renewal options   after the fifth lease   fifth lease year,  fifth lease
Restaurant to be constructed       development                              year and after every    (i) 5% of annual    year
                                   costs) (3)                               five years thereafter   gross sales minus
The Golden Valley Property is                                               during the lease term   (ii) the minimum
located on the north side of                                                                        annual rent for
Highway 55 at Rhode Island                                                                          such lease year
Avenue in Golden Valley,
Hennepin County, Minnesota,
in an area of mixed retail,
commercial, and residential
development. Other fast-food
and family-style restaurants
located in proximity to the
Golden Valley Property include
a McDonald's, a Perkins, and
several local restaurants.


Jack in the Box (22)               $396,646    06/19/96   06/2014;          10.75% of Total         for each lease     at any time
(the "Humble #1 Property")         (excluding             four five-year    Cost (4); increases     year, (i) 5% of    after the
Restaurant to be constructed       closing and            renewal options   by 8% after the fifth   annual gross       seventh
                                   development                              lease year and by 10%   sales minus (ii)   lease year
The Humble #1 Property is          costs) (3)                               after every five years  the minimum
located at the north side                                                   thereafter during the   annual rent
of FM 1960 East in Humble,                                                  lease term              for such lease
Harris County, Texas, in an                                                                         year (6)
area of mixed retail,
commercial, and residential
development. Other fast-food
and family-style restaurants
located in proximity to the
Humble Property include a KFC,
a McDonald's, a Taco Bell,
a Wendy's, and a Burger King.


                                     - 19 -



                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Boston Market                      $350,358    07/09/96   07/2011; five     10.38% of Total Cost    for each lease     at any time
(the "Corvallis Property")         (excluding             five-year         (4); increases by 10%   year after the     after the
Restaurant to be constructed       closing and            renewal options   after the fifth lease   fifth lease year,  fifth lease
                                   development                              year and after every    (i) 5% of annual   year
The Corvallis Property is          costs) (3)                               five years thereafter   gross sales minus
located at the southeast quadrant                                           during the lease term   (ii) the minimum
of the intersection of Highway                                                                      annual rent for
99 and Northeast Circle Boulevard                                                                   such lease year
in Corvallis, Benton County,
Oregon, in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Corvallis
Property include a KFC, a Wendy's,
a Subway Sandwich Shop, a Sizzler,
a McDonald's, a Burger King, a
Taco Bell, and several local
restaurants.


Jack in the Box (22)               $343,160    07/09/96   07/2014; four     10.75% of Total Cost    for each lease     at any time
(the "Houston #1 Property")        (excluding             five-year         (4); increases by 8%    year, (i) 5% of    after the
Restaurant to be constructed       closing and            renewal options   after the fifth lease   annual gross       seventh
                                   development                              year and by 10% after   sales minus (ii)   lease year
The Houston #1 Property is         costs) (3)                               every five years        the minimum
located on the east side of                                                 thereafter during the   annual rent for
Veterans Memorial Drive with an                                             lease term              such lease year
access easement on Beltway 8 in                                                                     (6)
Houston, Harris County, Texas, in
an area of mixed retail, commercial,
and residential development. Other
fast-food and family-style
restaurants located in proximity
to the Houston #1 Property
include a Whataburger, an Arby's,
a KFC, a Burger King, and several
local restaurants.


                                     - 20 -




                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Arby's (24)                        $739,628    07/10/96   07/2016; two      $75,812; increases by   for each lease     during the
(the "Kendallville Property")      (excluding             five-year         4.14% after the third   year, (i) 4% of    seventh and
Existing restaurant                 closing               renewal options   lease year and after    annual gross       tenth lease
                                    costs)                                  every three years       sales minus (ii)   years only
The Kendallville Property is                                                thereafter during the   the minimum
located on the north side of                                                lease term              annual rent for
West North Street in Kendallville,                                                                  such lease year
Noble County, Indiana, in an area
of mixed retail, commercial and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Kendallville Property
include a KFC, a McDonald's, a
Wendy's, a Pizza Hut, a Subway
Sandwich Shop, and several local
restaurants


Boston Market                      $499,820    07/15/96   07/2011; five     10.38% of Total Cost    for each lease     at any time
(the "Rockwall Property")          (excluding             five-year         (4); increases by 10%   year after the     after the
Restaurant to be constructed       closing and            renewal options   after the fifth lease   fifth lease year,  fifth lease
                                   development                              year and after every    (i) 4% of annual   year
The Rockwall Property is located   costs) (3)                               five years thereafter   gross sales minus
on the northeast corner of FM 740                                           during the lease term   (ii) the minimum
and the to be constructed Steger                                                                    annual rent for
Town Drive in Rockwall, Rockwall                                                                    such lease year
County, Texas, in an area of mixed
retail, commercial, and residential
development. Other fast-food and
family-style restaurants located in
proximity to the Rockwall Property
include an Arby's, a Jack in the
Box, a Dairy Queen, a KFC, a
McDonald's, a Pizza Hut, a Sonic
Drive-In, a Whataburger, a Wendy's,
a Chili's, a Taco Bell, and several
local restaurants.



                                     - 21 -




                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Boston Market (25)                 $762,737    07/24/96   07/2011; five     10.38% of Total Cost    for each lease     at any time
(the "Upland Property")            (excluding             five-year         (4); increases by 10%   year after the     after the
Restaurant to be constructed       closing and            renewal options   after the fifth lease   fifth lease year,  fifth lease
                                   development                              year and after every    (i) 4% of annual   year
The Upland Property is located     costs) (3)                               five years thereafter   gross sales minus
at the northeast quadrant of the                                            during the lease term   (ii) the minimum
intersection of Mountain Avenue                                                                     annual rent for
and Foothill Boulevard, Upland,                                                                     such lease year
San Bernardino County, California
in an area of mixed retail,
commercial, and residential
development. Other fast-food
and family-style restaurants
located in proximity to the
Upland Property include an
Burger King, a Taco Bell, a KFC,
two Del Taco's, a Jack in the Box,
a McDonald's, an Outback Steakhouse
and several local restaurants.


Jack in the Box (22)                $387,621   08/05/96   07/2014; four     10.75% of Total Cost    for each lease     at any time
(the "Houston #2 Property")         (excluding            five-year         (4); increases by 8%    year, (i) 5% of    after the
Restaurant to be constructed        closing and           renewal options   after the fifth lease   annual gross       seventh
                                    development                             year and by 10% after   sales minus (ii)   lease year
The Houston #2 Property is          costs (3)                               every five years        the minimum
located on the south side of                                                thereafter during the   annual rent for
Interstate 45 and U.S. Highway                                              lease term              such lease year
90A in Houston, Harris County,                                                                      (6)
Texas, in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Houston #2
Property include two Whataburger's,
a Taco Bell, a Wendy's, a Pizza Hut,
a Little Caesar's, a McDonald's, and
a local restaurant.


                                     - 22 -




                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Applebee's                         $879,753    08/23/96   08/2016; two      11% of Total Cost       for each lease     at any time
(the "Montclair Property")         (excluding             five-year         (4); increases by       year, (i) 5% of    after the
Restaurant to be constructed       closing and            renewal options   10% after the fifth     annual gross       fifth lease
                                   development                              lease year and after    sales minus (ii)   year (17)
The Montclair Property is located  costs) (3)                               every five years        the minimum
on a pad site within the Montclair                                          thereafter during       annual rent for
Plaza Regional Mall, on the east                                            the lease term          such lease year
side of Montevista Avenue, north
of I-10, in Montclair, San
Bernardino County, California,
in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Montclair
Property include an Olive Garden,
a Tony Roma's, a Red Lobster, and
a local restaurant.


Golden Corral                      $997,296    08/23/96   05/2010; three    $142,823; increases     for each lease     upon the
(the "Brooklyn Property")          (excluding    (18)     five-year         by 10% after the fifth  year, (i) 4% of    expiration
Existing restaurant                closing                renewal options   lease year and after    annual gross       of the lease
                                   costs)                                   every five years        sales minus (ii)    (15)
The Brooklyn Property is located                                            thereafter during the   the minimum annual
at Northcliff Avenue and Ridge                                              lease term              rent for such lease
Road in Brooklyn, Cuyahoga County,                                                                  year
Ohio, in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located in
proximity to the Brooklyn Property
include an Applebee's, a McDonald's,
a Dunkin Donuts, a Boston Market,
and several local restaurants.


                                     - 23 -




                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Boston                             $664,898    09/06/96   09/2011; five     10.38% of Total Cost    for each lease     at any time
Market (25)                        (excluding             five-year         (4); increases by 10%   year after the     after the
                                   closing and            renewal options   after the fifth lease   fifth lease year,  fifth
(the "La Quinta                    development                              year and after every    (i) 4% of annual   lease year
Property")                         costs) (3)                               five years thereafter   gross sales minus
Restaurant to be constructed                                                during the lease term   (ii) the minimum
                                                                                                    annual rent for
The La Quinta Property is                                                                           such lease year
located on a pad site within the
Albertson's/Walmart Shopping Center,
at the northeast quadrant of State
Highway 111 and Simon Drive, in La
Quinta, Riverside County, California,
in an area of mixed retail,
commercial, residential, and
recreational development. Other
fast-food and family-style
restaurants located in proximity to
the La Quinta Property include a
Taco Bell, a McDonald's, and several
local restaurants.


Boston Market                      $559,682    09/17/96   07/2011; five     10.38% of Total Cost    for each lease     at any time
(the "Merced Property")            (excluding             five-year         (4); increases by 10%   year after the     after the
Restaurant to be constructed       closing and            renewal options   after the fifth lease   fifth lease year   fifth
                                   development                              year and after every    (i) 4% of annual   lease year
The Merced Property is located     costs) (3)                               five years thereafter   gross sales minus
at the northwest corner of the                                              during the lease term   (ii) the minimum
intersection of "M" Street and                                                                      annual rent for
Olive Avenue in Merced, Merced                                                                      such lease year
County, California, in an area
of mixed retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Merced Property include a
Burger King, an IHOP, a Jack in
the Box, a McDonald's, a Pizza
Hut, a Red Lobster, and several
local restaurants.


                                     - 24 -




                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Ryan's Family                      $654,588    09/18/96   09/2016; two      10.875% of Total Cost   for each lease     at any time
Steak House                        (excluding             five-year         (4); increases by 12%   year, (i) 5% of    after the
                                   closing and            renewal options   after the fifth lease   annual gross       tenth
(the "Spring Hill                  development                              year and after every    sales minus (ii)   lease year
Property")                         costs) (3)                               five years thereafter   the minimum
Restaurant to be constructed                                                during the lease term   annual rent for
                                                                                                    such lease year
The Spring Hill Property is
located at the northwest corner
of Cortez Boulevard and Chambord
Street in Spring Hill, Hernando
County, Florida, in an area of
mixed retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Spring Hill Property
include an Arby's, a McDonald's,
a Subway Sandwich Shop, a Wendy's,
and a local restaurant.


Arby's (24)                        $790,676    09/18/96   09/2016; two      $81,044; increases by   for each lease     during the
(the "Avon Property")              (excluding             five-year         4.14% after the third   year, (i) 4% of    seventh and
Existing restaurant                closing                renewal options   lease year and after    annual gross       tenth lease
                                   costs)                                   every three years       sales minus (ii)   years only
The Avon Property is located on                                             thereafter during the   the minimum
the southwest corner of Avon                                                lease term              annual rent for
Crossing Drive and Merchants                                                                        such lease year
Drive in the Avon Crossing Shopping
Center, in Avon, Hendricks County,
Indiana, in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Avon Property
include a Burger King, a McDonald's,
a Noble Roman's Pizza, a Taco Bell,
a Wendy's, and several local
restaurants.




                                     - 25 -



                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Boston Market (21)                  $697,652   09/19/96   09/2011; five     10.38% of Total Cost    for each lease     at any time
(the "Florissant Property")         (excluding            five-year         (4); increases by 10%   year after the     after the
Restaurant to be constructed        closing and           renewal options   after the fifth lease   fifth lease year   fifth
                                    development                             year and after every    (i) 5% of annual   lease year
The Florissant Property is          costs) (3)                              five years thereafter   gross sales minus
located on the north side of U.S.                                           during the lease term   (ii) the minimum
Highway 67 North, northeast of the                                                                  annual rent for
intersection of North Waterford                                                                     such lease year
Road and U.S. Highway 67, in
Florissant, St. Louis County,
Missouri, in an area of mixed
retail, commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Florissant
Property include an Applebee's, a
Burger King, a Church's Fried
Chicken, a Dairy Queen, a Denny's, a
Domino's, a KFC, a McDonald's, a
Ponderosa, a Rally's, a Shoney's,
a Subway Sandwich Shop, two Taco
Bell's, a Wendy's, a White Castle,
and several local restaurants.



Applebee's                         $732,477    09/19/96    09/2016; two     10.87% of Total Cost    for each lease     at any time
(the "Salinas Property")           (excluding              five-year        (4); increases by 10%   year, (i) 5% of    after the
Restaurant to be constructed       closing and             renewal options  after the fifth lease   annual gross       seventh
                                   development                              year and after every    sales minus (ii)   lease year
The Salinas Property is located    costs) (3)                               five years thereafter   the minimum
on the west side of North Davis                                             during the lease term   annual rent for
Road in the Westridge Shopping                                                                      such lease year
Center, in Salinas, Monterey County,
California, in an area of mixed
retail, commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Salinas Property
include an IHOP, and several local
restaurants.



                                     - 26 -




                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Burger King (27)                   $940,934    10/02/96   12/2016; two      11% of Total Cost (4)   for each lease      None
(the "Chicago Property")           (excluding             five-year                                 year, (i) 8.5% of
Restaurant to be constructed       closing and            renewal options                           annual gross
                                   development                                                      sales minus (ii)
The Chicago Property is located    costs)(3)                                                        the minimum
on the southwest corner of 40th                                                                     annual rent for
Street and Pulaski Road, in                                                                         such lease year
Chicago, Cook County, Illinois,
in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Chicago
Property include an Arby's, a Long
John Silver's, and a local restaurant.


Wendy's                            (3)         10/16/96   10/2011; three    13.39% of Total Cost    for each lease      upon the
(the "San Diego Property")                       (3)      five-year         (4); increases by 8%    year, (i) 6% of     expiration
Restaurant to be constructed                              renewal options   after the fifth lease   annual gross        of the
                                                                            year and after every    sales times the     initial
The San Diego Property is located                                           five years thereafter   Building Overage    term of
at the northeast corner of Gill                                             during the lease term   Multiplier (14)     the lease
Village Way and Rio San Diego                                                                       minus (ii) the      and during
Drive, in San Diego, San Diego                                                                      minimum annual      any renewal
County, California, in an area                                                                      rent for such       period
of mixed retail, commercial, and                                                                    lease year          thereafter
residential development. Other
fast-food and family-style
restaurants located in proximity
to the San Diego Property include
a Burger King, a Jack in the Box,
and a McDonald's.



                                     - 27 -




                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                            Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)     Percentage Rent  To Purchase
---------------------------------  ---------   --------   ---------------   --------------------  ---------------  -----------

Golden Corral (26)                 $1,060,031  11/19/96   10/2011; four     10.75% of Total Cost  for each lease   during the
(the "Lufkin Property")            (excluding             five-year         (4)                   year, 5% of the  first through
Restaurant to be constructed       closing and            renewal options                         amount by which  seventh lease
                                   development                                                    annual gross     years and the
The Lufkin Property is located     costs) (3)                                                     sales exceed     tenth through
on the east side of South First                                                                   $2,543,062       fifteenth lease
Street and the west side of                                                                                        years only
Brentwood Drive, in Lufkin,
Angelica County, Texas, in an area
of mixed retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Lufkin Property include a
Burger King, a Whataburger, an
Arby's, a Long John Silver's, a
Sonic Drive-In, a McDonald's, and
several local restaurants.


Golden Corral                      $1,306,876  12/03/96   12/2016; two      $147,024; increases    for each lease    at any
(the "Columbia Property")          (excluding             five-year         by 12% after the       year, (i) 6% of   time after
Existing Restaurant                closing                renewal options   fifth lease year and   annual gross      the seventh
                                   costs)                                   after every five       sales minus (ii)  lease year
The Columbia Property is located                                            years thereafter       the minimum
on the southeast corner of South                                            during the lease term  annual rent for
James Campbell Boulevard and                                                                       such lease year
Hillary Drive, in Columbia, Maury
County, Tennessee, in an area of
mixed retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Columbia Property include
an Applebee's, a Checkers, a
Krystal's, a Ponderosa, a Ruby
Tuesday, a Sonic, a Subway Sandwich
Shop, a Shoney's, an Arby's, a
Burger King, a Waffle House, a
New Orleans Famous Fried Chicken,
and a Western Sizzling.


                                     - 28 -




                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                               Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)      Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------   ---------------    -----------

Burger King (27)                   $613,608    12/05/96   12/2016; two      11% of Total Cost      for each lease     None
(the "Chattanooga Property")       (excluding             five-year         (4)                    year, (i) 8.5% of
Restaurant to be constructed       closing and            renewal options                          annual gross
                                   development                                                     sales minus (ii)
The Chattanooga Property is        costs) (3)                                                      the minimum
located on the southwest corner                                                                    annual rent for
of Amnicola Highway and Riverport                                                                  such lease year
Road, in Chattanooga, Hamilton
County, Tennessee, in an area of
mixed commercial and manufacturing
development. Other fast-food and
family-style restaurants located
in proximity to the Chattanooga
Property include a Bo Jangles.


Golden Corral                      $1,654,144  12/16/96   12/2016; two      $186,091; increases     for each lease     at any time
(the "Eastlake Property")          (excluding             five-year         by 10% after the fifth  year, (i) 5% of    after the
Existing restaurant                closing                renewal options   lease year and after    annual gross       seventh
                                   costs)                                   every five years        sales minus (ii)   lease year
The Eastlake Property is located                                            thereafter during       the minimum
within the southwest quadrant of                                            the lease term          annual rent for
the intersection formed by Vine                                                                     such lease year
Street and 337th Street, in
Eastlake, Lake County, Ohio, in
an area of mixed retail and
commercial development. Other
fast-food and family-style
restaurants located in proximity
to the Eastlake Property include
a Wendy's, a Little Caesar's, a
Subway Sandwich Shop, and several
local restaurants.


                                     - 29 -





                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Golden Corral (26)                 $363,400    12/17/96   12/2011; four     10.75% of Total Cost    for each lease     during the
(the "Moberly Property")           (excluding             five-year         (4)                     year, 5% of the    first
Restaurant to be constructed       closing and            renewal options                           amount by which    through
                                   development                                                      annual gross       seventh
The Moberly Property is located    costs) (3)                                                       sales exceed       lease years
on the northwest corner of U.S.                                                                     $2,199,271 (6)     and the
Highway 24 East and Silva Lane,                                                                                        tenth
in Moberly, Randolph County,                                                                                           through
Missouri, in an area of mixed                                                                                          fifteenth
retail, commercial, and                                                                                                lease
residential development. Other                                                                                         years only
fast-food and family-style
restaurants located in proximity
to the Moberly Property include
a Pizza Hut, a Hardee's, a Burger
King, a Taco Bell, a Long John
Silver's, a McDonald's, a KFC, and
several local restaurants.



Boston Market (21)                 $252,130    12/17/96   6/2011; five      $82,437; increases      for each lease     at any time
(the "St. Joseph Property")        (excluding             five-year         by 10% after the        year after the     after the
Existing restaurant                closing                renewal           fifth lease year        fifth lease year,  fifth
                                   costs) (16)            options           and after every         (i) 5% of annual   lease year
The St. Joseph Property is                                                  five years              gross sales minus
located in the Venture/Cub Foods                                            thereafter during       (ii) the minimum
shopping center on the east side                                            the lease term          annual rent for
of North Belt Highway, in St.                                                                       such lease year
Joseph, Buchanan County, Missouri,
in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the St. Joseph
Property include a KFC, two
McDonald's, two Taco Bell's, a
Long John Silver's, a Hardee's, an
Arby's, a Black-eyed Pea, two
Burger King's, a Church's Fried
Chicken, two Pizza Hut's, a Ryan's
Family Steak House, a Sonic, and a
Wendy's.


                                     - 30 -



                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)       Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------    ---------------    -----------

Boston Market                      $550,540    12/17/96   12/2011; five     10.38% of Total Cost    for each lease     at any time
(the "Atlanta Property")           (excluding             five-year         (4); increases by 10%   year after the     after the
Restaurant to be constructed       closing and            renewal options   after the fifth lease   fifth lease year,  fifth lease
                                   development                              year and after every    (i) 5% of annual   year
The Atlanta Property is located    costs) (3)                               five years thereafter   gross sales minus
on the south side of Briarcliff                                             during the lease term   (ii) the minimum
Road at the junction with North                                                                     annual rent for
Druid Hills Road, in Atlanta,                                                                       such lease year
Dekalb County, Georgia, in an
area of mixed retail, commercial,
and residential development. Other
fast-food and family-style
restaurants located in proximity
to the Atlanta Property include an
Arby's, a Burger King, a
Chick-Fil-A, a Grady's, a
McDonald's, a Taco Bell, and several
local restaurants.


Jack in the Box (22)               $831,459    12/17/96   12/2014; four     $85,225 (19); increases  for each lease     None
(the "Dallas Property")            (excluding             five-year         by 8% after the fifth    year, (i) 5% of
Restaurant to be constructed       closing                renewal options   lease year and after     annual gross
                                   costs)                                   every five years         sales minus (ii)
The Dallas Property is located     (3)(19)                                  thereafter during the    the minimum
within the southwest portion of                                             lease term               annual rent for
the intersection formed by                                                                           such lease year
Interstate Highway 20 and Wheatland                                                                  (6)
Road, in Dallas, Dallas County,
Texas, in an area of mixed retail,
commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Dallas
Property include an Arby's, a
Wendy's, and a Sonic.


                                     - 31 -




                                                          Lease Expira-
                                   Purchase      Date       tion and             Minimum                                   Option
Property Location and Competition  Price (1)   Acquired   Renewal Options     Annual Rent (2)         Percentage Rent    To Purchase
---------------------------------  ---------   --------   ---------------   --------------------      ---------------    -----------

Jack in the Box (22)               $1,397,771  01/07/97   01/2015; four     $143,272 (19); increases  for each lease     None
(the "Los Angeles Property")       (excluding             five-year         by 8% after the fifth     year, (i) 5% of
Restaurant to be constructed       closing                renewal options   lease year and after      annual gross
                                   costs)                                   every five years          sales minus (ii)
The Los Angeles Property is        (3)(19)                                  thereafter during the     the minimum
located at the northwest corner                                             lease term                annual rent for
of the intersection of Wilshire                                                                       such lease year
Boulevard and Sycamore Avenue, in                                                                     (6)
Los Angeles, Los Angeles County,
California, in an area of mixed
retail, commercial, and residential
development. Other fast-food and
family-style restaurants located
in proximity to the Los Angeles
Property include several McDonald's,
a KFC, several Burger Kings, a
Numero Uno Pizza, a Subway Sandwich
Shop, an El Pollo Loco, a Denny's, a
Pizza Hut, a Taco Bell, and several
local restaurants.


Jack in the Box (22)               $1,248,333  01/07/97   01/2015; four     $127,954 (19);            for each lease     None
(the "Las Vegas Property")         (excluding             five-year         increases by 8% after     year, (i) 5% of
Restaurant to be constructed       closing                renewal options   the fifth lease year      annual gross
                                   costs)                                   and after every five      sales minus (ii)
The Las Vegas Property is located  (3)(19)                                  years thereafter          the minimum
at the northeast corner of the                                              during the lease term     annual rent for
intersection of Sunset Road and                                                                       such lease year
Pecos Road, in Las Vegas, Clark                                                                       (6)
County, Nevada, in an area of
mixed retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Las Vegas Property include
an Arby's, a Burger King, a KFC,
two Del Tacos, a McDonald's, a
Subway Sandwich Shop, an Olive
Garden, an Outback Steakhouse,
two Taco Bells, a Wendy's, a
Dairy Queen, and several local
restaurants.


FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:




         Property                   Federal Tax Basis      Property             Federal Tax Basis

         Hamden Property               $1,195,000       La Quinta Property       $     485,000
         Knoxville Property               510,000       Merced Property                401,000
         Port Richey Property           1,208,000       Spring Hill Property         1,363,000
         Hillsboro Property               742,000       Avon Property                  484,000
         McKinney Property                627,000       Florissant Property            618,000
         Camarillo Property               672,000       Salinas Property               648,000
         Sevierville Property             519,000       Chicago Property               753,000
         Ellisville Property              635,000       San Diego Property             641,000
         Golden Valley Property           529,000       Lufkin Property                977,000
         Humble #1 Property               610,000       Columbia Property              880,000
         Corvallis Property               624,000       Chattanooga Property           706,000
         Houston #1 Property              620,000       Eastlake Property            1,250,000
         Kendallville Property            304,000       Moberly Property               863,000
         Rockwall Property                422,000       St. Joseph Property            594,000
         Upland Property                  433,000       Atlanta Property               683,000
         Houston #2 Property              595,000       Dallas Property                507,000
         Montclair Property               825,000       Las Angeles Property           567,000
         Brooklyn Property               1,040,000      Las Vegas Property             592,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Hamden, Port Richey, Hillsboro, Lufkin and Moberly Properties, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) a specified number of days (ranging from 150 to 180) after execution of the lease. For the
        Knoxville, Camarillo, Sevierville, Montclair, Spring Hill    , Salinas
        and San Diego Properties, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public, (iii) a specified number of days (ranging from 120 to 180) after execution of the lease or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Corvallis, Ellisville, Golden Valley and Rockwall Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease or (ii) the date the tenant receives from the landlord its final funding of the construction costs. For the Humble #1, Houston #1 and Houston #2 Properties, minimum annual rent will become due and payable on the earlier of (i) the date the restaurant opens for business to the public or (ii) 180 days after the execution of the lease. For the Upland, La Quinta, Merced, Florissant, St. Joseph and Atlanta Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Chicago and Chattanooga Properties, minimum annual rent will become due and payable on the possession dates, which are December 28, 1996 and April 4, 1997, respectively (the "Possession Date"). During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Knoxville, Camarillo, Sevierville, Ellisville, Golden Valley, Humble #1, Corvallis, Houston #1, Rockwall, Upland, Houston #2, Montclair, La Quinta, Merced, Spring Hill, Florissant , Salinas, San Diego, Lufkin, Moberly, St. Joseph and Atlanta Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10% to 11%) of the amount funded by the Company in connection with the purchase and construction of the Properties. For the Chicago Property, "interim rent" equal to 11 percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue prior to the Possession Date and shall be payable in a single lump sum at the time of final funding of the construction costs.

(3) The Company accepted an assignment of an interest in the ground lease relating to the Hamden , Sevierville and San Diego Properties, effective April 24, 1996 , June 5, 1996 and October 16, 1996, respectively, in consideration of its funding of certain preliminary development costs and its agreement to fund remaining development costs not in excess of the amounts specified below. The development agreements for the Properties which are to be constructed provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:





         Property                Estimated Maximum Cost   Estimated Final Completion Date

         Hamden Property                $1,200,972        Opened for business August 26, 1996
         Knoxville Property                830,966        Opened for business July 8, 1996
         Port Richey Property            1,675,000        Opened for business September 30, 1996
         Hillsboro Property              1,119,248        August 28, 1997
         Camarillo Property              1,264,789        Opened for business July 28, 1996
         Sevierville Property              517,571        Opened for business June 13, 1996
         Ellisville Property             1,026,746        Opened for business September 3, 1996
         Golden Valley Property          1,128,899        Opened for business September 30, 1996
         Humble #1 Property                949,413        Opened for business September 12, 1996
         Corvallis  Property               952,684        Opened for business October 6, 1996
         Houston #1 Property               926,397        Opened for business September 25, 1996
         Rockwall Property                 795,087        Opened for business October 27, 1996
         Upland Property                   977,643        Opened for business September 30, 1996
         Houston #2 Property               926,235        Opened for business July 14, 1996
         Montclair Property              1,654,545        Opened for business December 16, 1996
         La Quinta Property                951,872        Opened for business December 16, 1996
         Merced Property                   930,834        Opened for business October 6, 1996
         Spring Hill Property            1,881,818        February 15, 1997
         Florissant Property             1,264,986        Opened for business December 29, 1996
         Salinas Property                1,339,000        February 6, 1997
         Chicago Property                1,613,636        March 1, 1997
         San Diego Property                638,966        Opened for business December 6, 1996
         Lufkin Property                 1,454,545        Opened for business December 27, 1996
         Chattanooga Property            1,181,818        April 4, 1997
         Moberly Property                1,294,011        June 15, 1997
         Atlanta Property                1,216,003        June 15, 1997
         Dallas Property                       (19)       June 15, 1997
         Los Angeles Property                  (19)       July 6, 1997
         Las Vegas Property                    (19)       July 6, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement, and in the case of the Hamden, Port Richey and Hillsboro Properties, (iv) "construction financing costs" during the development period.

(5) If the lessee exercises its purchase option after the third lease year and before the eleventh lease year, the purchase price to be paid by the lessee shall be equal to the net present value of the monthly lease rental payments for the remainder of the lease term (including previous and scheduled rent increases) discounted at the lesser of (i) 11% per annum, or (ii) the then-current annual yield on 7-year Treasury securities plus 4.5%, plus the full amount of any late fees, default interest, enforcement costs or other sums otherwise due or payable by the lessee under the lease. If the lessee exercises its option after the tenth lease year, the purchase price to be paid by the lessee shall be equal to the net present value of the monthly lease payments for the remainder of the lease term (based, however, for purposes hereof on the initial monthly installment amount of annual rental and not including previous and scheduled increases) discounted at 11% per annum, plus the full amount of any late fees, default interest, enforcement costs or other sums otherwise due or payable by the lessee under the lease.

(6) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(7) If the Property is not producing percentage rent and the lessee determines, in good faith, that the restaurant has become uneconomic and unsuitable the lessee may elect, during the first through seventh and again during the tenth through 15th lease years:

         (i) to purchase the Property for a purchase price, net of closing costs, equal to the greater of (a) the then fair-market value of the Property as determined by an independent appraisal, or (b) 100% of the Company's original cost for the Property if the Company is successful in effectuating the lessee's purchase through a tax-free "like-kind" exchange, or 120% of the Company's original cost for the Property if a tax-free, "like-kind" exchange is not effectuated; or

         (ii) to sublet the Property as described in the section of the Prospectus entitled "Description of Property Leases - Assignment and Sublease;" or

         (iii) to substitute the Property for another Golden Corral restaurant property on terms similar to those described in the section of the Prospectus entitled "Description of Property Leases - Substitution of Properties."

(8) The lease relating to this Property is a land lease only. The Company entered into a Mortgage Loan evidenced by a Master Mortgage Note for $3,888,000 collateralized by building improvements. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in July 1996.


(9) The Company entered into a Master Lease Agreement for the Beaver, Bluefield, Huntington, Hurricane, Milton, Ronceverte, Beckley, Belle, Cross Lanes and Marietta Properties.

(10) The lease relating to this Property is a land lease only. The Company entered into a Mortgage Loan evidenced by a Master Mortgage Note for $484,000 collateralized by building improvements. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in February 1997.

(11) The Company entered into a Master Lease Agreement for the Toledo and Bowling Green Properties.

(12) The Company and the lessee entered into remediation and indemnity agreements on May 17, 1996, with the seller of the land and an adjacent site owner/operator (the "Indemnitors") due to Phase I and Phase II environmental testing results indicating that there were action levels of environmental contamination on the Bluefield, Hurricane and Marrieta Properties relating to underground gasoline storage tanks from one property adjacent to the Hurricane Property and past use of the other two Properties. Under the remediation and indemnity agreements, the Indemnitors have agreed to notify all applicable federal, state, or local government agencies or authorities of the environmental contamination, to undertake all remediation work on these sites at no expense to the Company or lessee, and to indemnify, defend and hold harmless the Company, the lessee and investors from losses arising out of or related to any claim, action, proceeding, lawsuit, notice of violation or demand by any (i) governmental authority in connection with the presence of any environmental contamination, (ii) failure of the Indemnitors to notify any applicable governmental authorities,
         (iii) remediation work, and (iv) claim, action, proceeding, lawsuit, or demand by third parties who are not the successors in interest of the indemnified parties and are not affiliated with the indemnified parties. If as to any of the affected sites, the remediation work is not satisfactorily completed within two years after the effective date, such that the Company is willing, in its discretion, to remain the owner of a particular affected site, the Company may "put" the particular affected site back to the seller, and the seller will purchase the Company's ownership interest in the affected site.

(13)     The "Building Overage Multiplier" is calculated as follows:

         Building Overage Multiplier = (purchase price of the building)/[purchase price of the building + (annual rent due under the land lease/land lease cap rate)]

(14)     The "Building Overage Multiplier" is calculated as follows:

         Building Overage Multiplier = (purchase price of the building)/(purchase price of the building + $685,714)

(15) In the event that the aggregate amount of percentage rent paid by the lessee to the Company over the term of the lease shall equal or exceed 15% of the purchase price paid by the Company, then the option purchase price shall equal one dollar. In the event that the aggregate percentage rent paid shall be less than 15% of the purchase price paid by the Company, then the option purchase price shall equal the difference of 15% of the purchase price, less the aggregate percentage rent paid to the landlord by the lessee under the lease.

(16) The Company has committed to pay $793,326, including development costs. Of the total committed, $252,130 was paid at closing.

(17) The lessee also has the option to purchase the Property after the lessee operates at least five Applebee's restaurants.

(18) The Company accepted an assignment of an interest in the ground lease relating to the Brooklyn Property effective August 23, 1996.

(19) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(20) The lessee of the Knoxville, Camarillo, and Sevierville Properties is the same unaffiliated lessee.

(21) The lessee of the Ellisville, Golden Valley , Florissant and St. Joseph Properties is the same unaffiliated lessee.

(22) The lessee of the Humble #1, Houston #1 , Houston #2, Dallas, Los Angeles and Las Vegas Properties is the same unaffiliated lessee.

(23) The lessee of the Hillsboro and McKinney Properties is the same unaffiliated lessee.

(24) The lessee of the Kendallville and Avon Properties is the same unaffiliated lessee.

(25) The lessee of the Upland and La Quinta Properties is the same unaffiliated lessee.

(26) The lessee of the Lufkin and Moberly Properties is the same unaffiliated lessee.

(27) The lessee of the Chicago and Chattanooga Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES


         Between April 10, 1996 and January 8, 1997, the Company obtained ten advances totalling $3,613,396 under its $15,000,000 Loan. The proceeds of the advances were used to acquire Equipment for nine restaurant properties at a cost of approximately $3,613,396, including Secured Equipment Lease Servicing Fees of $70,070 to the Advisor. Six of the ten advances are fully amortizing term loans repayable over six years and bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan). Two of the remaining advances relating to the Winnemucca Secured Equipment Lease are considered to be an interest only loan for the first three months and upon obtaining an additional advance in January 1997, will become a fully amortizing term loan repayable over the duration of the Winnemucca Secured Equipment Lease, but in no event greater than six years. The other two remaining advances relating to the Hopkinsville Secured Equipment Lease and the Spring Hill Secured Equipment Lease are considered to be interest only loans for the first two months and upon obtaining an additional advance prior to February 1997 will become fully amortizing term loans repayable over six years. The advances will bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan).


         The following table sets forth a summary of the principal terms of the acquisition and lease of the Equipment.

                            SECURED EQUIPMENT LEASES

                  From April 10, 1996 through  January 8, 1997



                                                                                                              Option
Description                        Purchase Price (1)   Date Acquired   Lease Expiration   Annual Rent (2)  To Purchase
---------------------------------  ------------------  --------------   ----------------   ---------------  -----------
Equipment for Golden Corral        $538,790               06/14/96         06/2003           $109,617          (3)
restaurant in Middleburg           (excluding closing
Heights, Ohio (8)(10)              costs and Secured
(The "Middleburg Heights Secured   Equipment Lease
Equipment Lease")                  Servicing Fee)

Equipment for Golden Corral        $560,411               07/02/96         07/2003           $113,994          (3)
restaurant in Brooklyn,            (excluding closing
Ohio (8)                           costs and Secured
(The "Brooklyn Secured             Equipment Lease
Equipment Lease")                  Servicing Fee)

Equipment for TGI Friday's         $509,573               07/15/96         07/2001           $132,664          (4)
restaurant in Hazlet, New          (excluding closing
Jersey (9)                         costs and Secured
(The "Hazlet Secured Equipment     Equipment Lease
Lease")                            Servicing Fee)

Equipment for TGI Friday's         $562,742               08/09/96         08/2001           $146,484 (2)      (4)
restaurant in Marlboro, New        (excluding closing
Jersey (9)                         costs and Secured
(The "Marlboro Secured             Equipment Lease
Equipment Lease")                  Servicing Fee)


Equipment for Denny's              $143,075 (5)               (5)            (6)                  (6)          (7)
restaurant in Winnemucca,          (excluding closing
Nevada                             costs and Secured
(The "Winnemucca Secured           Equipment Lease
Equipment Lease")                  Servicing Fee)


                                     - 39 -




                                                                                                              Option
Description                        Purchase Price (1)   Date Acquired   Lease Expiration   Annual Rent (2)  To Purchase
---------------------------------  ------------------  --------------   ----------------   ---------------  -----------

Equipment for Golden Corral        $150,000                 (8)             (9)                 (9)            (10)
restaurant in Hopkinsville,        (excluding closing
Kentucky                           costs and Secured
(The "Hopkinsville Secured         Equipment Lease
Equipment Lease")                  Servicing Fee)


Equipment for Golden Corral        $466,573                12/04/96         12/2003           $7,901           (10)
restaurant in Columbia,            (excluding closing
Tennessee                          costs and Secured
(The "Columbia Secured             Equipment Lease
Equipment Lease")                  Servicing Fee)



Equipment for Ryan's Family        $150,000                 (11)            (12)                (12)           (10)
Steak House in Spring Hill,        (excluding closing
Florida                            costs and Secured
(The "Spring Hill Secured          Equipment Lease
Equipment Lease")                  Servicing Fee)


Equipment for Applebee's           $454,693                12/31/96         12/2003           $7,954           (10)
restaurant in Montclair,           (excluding closing
California                         costs and Secured
(The "Montclair Secured            Equipment Lease
Equipment Lease")                  Servicing Fee)


FOOTNOTES:

(1) The Secured Equipment Lease is expected to be treated as a loan secured by personal property for federal income tax purposes.

(2) Rental payments due under the Secured Equipment Lease are payable monthly, commencing on the effective date of the lease.

(3) At the end of the lease term, if no event of default has occurred under the terms of the Secured Equipment Lease, the lessee will have the option to purchase the Equipment for $1.

(4) Lessee may purchase the Equipment prior to the expiration of the Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of ten percent per annum.

(5) On August 28, 1996, the Company obtained an advance of $102,570 for partial funding of the Equipment for a restaurant property in Winnemucca, Nevada. On September 30, 1996, the Company obtained another advance of $44,157 for additional funding of the Equipment for the restaurant property. The Company anticipates obtaining another advance under its Loan totalling $146,727 to fund the balance of the acquisition price of the Equipment in January 1997.


(6) The temporary Secured Equipment Lease entered into on August 28, 1996, had a term of four months and required the payment of monthly rent of $913. On September 30, 1996, the temporary Secured Equipment Lease was amended to have a term of three months and requires the payment of monthly rent of $1,306. Upon funding the balance of the Equipment purchase price, which is expected to occur in the fourth month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately seven years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of 10.68% per annum.

(7) Lessee may purchase the Equipment prior to the expiration of the final Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of 10.68% per annum.

(8) On November 20, 1996, the Company obtained an advance of $153,676 for partial funding of the Equipment for a restaurant property in Hopkinsville, Kentucky. The Company anticipates obtaining another advance of $261,916 to fund the balance of the acquisition price of the Equipment within three months of obtaining the initial advance of $153,676 described above.

(9) The temporary Secured Equipment Lease entered into on November 20, 1996, has a term of three months and requires the payment of monthly rent of $1,281. Upon funding the balance of the Equipment purchase price, which is expected to occur in the third month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately seven years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of ten percent per annum.

(10) Lessee may purchase the Equipment prior to the expiration of the final Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of ten percent per annum.

(11) On December 12, 1996, the Company obtained an advance of $155,234 for partial funding of the Equipment for a restaurant property in Spring Hill, Florida. The Company anticipates obtaining another advance of approximately $250,000 to fund the balance of the acquisition price of the Equipment within three months of obtaining the initial advance of $155,234 described above.

(12) The temporary Secured Equipment Lease entered into on December 12, 1996, has a term of three months and requires the payment of monthly rent of $2,648. Upon funding the balance of the Equipment purchase price, which is expected to occur in the third month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately seven years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of 10.875% per annum.

(13) The lessee of the Middleburg Heights and Brooklyn Secured Equipment Leases is the same unaffiliated lessee.

(14) The lessee of the Hazlet and Marlboro Secured Equipment Leases is the same unaffiliated lessee.

(15) The lessee of the Middleburg Heights Secured Equipment Lease leases the restaurant property from an Affiliate of the Advisor.

                            MANAGEMENT COMPENSATION


FEES AND EXPENSES PAID TO THE
ADVISOR AND ITS AFFILIATES

         Selling Commissions and Marketing Support and Due Diligence Expense Reimbursement Fee. In connection with the formation of the Company and the offering of the Shares, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of $11,250,000 if 15,000,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $750,000 if 15,000,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the Company. As of September 30, 1996, the Company had incurred $7,722,067 for Selling Commissions due to the Managing Dealer, a substantial portion (approximately $7,200,000) of which has been paid as commissions to other Soliciting Dealers. In addition, as of September 30, 1996, the Company had incurred $514,805 in marketing support and due diligence expense reimbursement fees due to the Managing Dealer. A portion of these fees has been reallowed to other Soliciting Dealers, and all due diligence expenses will be paid from such fees.

         Soliciting Dealer Servicing Fee. The Company will incur a Soliciting Dealer Servicing Fee in the amount of .20% of Invested Capital (a maximum of $300,000 if 15,000,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. The Company has determined, however, that the Company may pay the Soliciting Dealer Servicing Fee directly to any Soliciting Dealer exempt from registration as a broker-dealer and whose clients held Shares on such date. As of September 30, 1996, no such fees had been incurred by the Company.

         Acquisition Fees. The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties equal to 4.5% of Gross Proceeds, payable by the Company as Acquisition Fees. As of September 30, 1996, the Company had incurred $4,633,240 in such acquisition fees payable to the Advisor. Acquisition fees incurred by the Company as of June 30, 1996, are included as part of the cost of land and buildings on operating leases, net investment in direct financing lease and other assets.

         Development/Construction Management Fees to Affiliates of the Company. In connection with the acquisition of Properties that have been constructed or renovated by Affiliates, the Company will incur development/construction management fees of generally 5% to 10% of the cost of constructing or renovating a Property, payable to Affiliates of the Company as Acquisition Fees. Such fees will be included in the purchase price of Properties purchased from developers that are Affiliates of the Company. See "Business -Site Selection and Acquisition of Properties." Development/construction management fees, which are based on the number of Properties purchased from developers that are Affiliates of the Company, the cost of construction or renovation of such Properties and the percentage amount of each development/construction management fee, are not determinable at this time. As of September 30, 1996, the Company had incurred $21,500 in Development/Construction Management Fees to Affiliates.

         Construction Financing Fees to Affiliates of the Company. In connection with the acquisition of Properties from affiliated or unaffiliated developers, to whom Affiliates of the Company have provided construction financing, the Company will incur construction financing fees, payable to Affiliates of the Company as Acquisition Fees. Such fees will be in an amount equal to generally 1% to 2% of the total amount of each loan plus the difference between the Affiliate - lender's cost of funds and the amount of interest charged to the developer with such difference determined by applying an annual percentage rate of generally

1.5% to 3% throughout the duration of the loan to the outstanding amount of the loan. Such fees will be included in the purchase price of Properties purchased from developers that receive such loans. See "Business Site Selection and Acquisition of Properties." Construction loan fees, which are based on the number of Properties for which Affiliates of the Company provide construction financing, the amount and duration of such loans and the amount of each construction financing fee, are not determinable at this time. As of September 30, 1996, no such fees had been incurred by the Company.


         The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.


         Asset Management Fee. For managing the Properties, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) as of the end of the preceding month. As of September 30, 1996, the Company had incurred $167,886 of such fees, $10,595 of which has been capitalized as part of the cost of building for Properties under construction.

         Mortgage Management Fee. For managing mortgage loans, the Advisor will be entitled to receive a monthly Mortgage Management Fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. As of September 30, 1996, the Company had incurred $41,561 of such fees.

         Secured Equipment Lease Servicing Fee. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. As of September 30, 1996, the Company had incurred $46,292 of such fees.

         Real Estate Disposition Fee. Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital plus an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital, excluding Distributions attributable to proceeds of the Sale of a Property (the "Stockholders' 8% Return"). Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the product of the total number of Shares outstanding and the average closing prices of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded. See "The Advisor and The Advisory Agreement -The Advisory Agreement." As of September 30, 1996, no such fees had been incurred by the Company.

         Subordinated Share of Net Sales Proceeds. A subordinated share of Net Sales Proceeds will be paid to the Advisor upon the Sale of one or more Properties or Secured Equipment Leases in an amount equal to 10% of Net Sales Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital, plus the Stockholders' 8% Return. As of September 30, 1996, no such amounts had been incurred by the Company.

         Administrative and Other Expenses. The Advisor provides accounting and administrative services (including accounting and administrative services in connection with the Offering of Shares) to the Company on a day-to-day basis. As of September 30, 1996, the Company had incurred $1,315,488 of such costs that are included in stock issuance costs and $304,207 of such costs that are included in general and administrative expenses.

         Reimbursement of Out-of-Pocket Expenses. The Advisor and its Affiliates are entitled to receive reimbursement, at cost, for expenses they incur for Organizational and Offering Expenses, Acquisition Expenses and Operating Expenses. As of September 30, 1996, the Advisor and its Affiliates had incurred $3,181,611, $267,970, and $262,390 on behalf of the Company for Organizational and Offering Expenses, Acquisition Expenses, and Operating Expenses, respectively.


                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for CNL American Properties Fund, Inc., and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus Supplement and Exhibit B to the Prospectus.




                                                                                           May 2,
                                                                                         1994 (Date
                                           Nine Months Ended                            of Inception)
                                           September 30,             Year Ended            through
                                              1996                   December 31,         December 31,
                                            (Unaudited)                1995                 1994
                                        ---------------------      ---------------      --------------

         Revenues                             $3,883,714           $   659,131           $         -
         Net earnings                          2,757,759               368,779                     -
         Cash distributions declared (1)       3,403,427               638,618                     -
         Earnings per Share                         0.41                  0.19                     -
         Cash distributions declared
            per Share                               0.50                  0.34                     -
         Weighted average number of
            Shares outstanding (2)             6,771,120             1,898,350                     -






                            September 30,
                               1996               December 31,     December 31,
                            (Unaudited)             1995               1994
                           --------------      ---------------    ------------
         Total assets       $97,998,150          $33,603,084         $929,585
         Total equity        89,528,514           31,980,648          200,000



         (1) Approximately 11 percent and 40 percent of cash distributions ($0.06 and $0.14 per Share) for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, represents a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating the stockholders' Invested Capital and the Stockholders' 8% Return, as described in the Prospectus.

         (2) The weighted average number of Shares outstanding is based upon the period the Company was operational.




               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple- net" basis to operators of certain Restaurant Chains. In addition, the Company may provide Mortgage Loans for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company intends to offer Secured Equipment Leases to operators of Restaurant Chains. Secured Equipment Leases will be funded from the proceeds of the Loan, in an amount up to 10% of Gross Proceeds from the offering, which the Company has obtained.


         As of September 30, 1996, the Company owned 82 Properties (including one Property through a joint venture arrangement consisting of land and building, 42 consisting of land and building, six consisting of building only and 33 consisting of land only and in connection with which the Company provided Mortgage Loans to the tenant for the purchase of the buildings on the Properties). Of the 82 Properties, ten were under construction at September 30, 1996. In addition, as of September 30, 1996, the Company had entered into five Secured Equipment Leases.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local real estate conditions, continued availability of proceeds from the Company's offering, the availability of proceeds from the Company's anticipated subsequent offering, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of tenants and borrowers to make payments under their respective leases or Mortgage Loans.

LIQUIDITY AND CAPITAL RESOURCES


         In April 1995, the Company commenced an offering of its Shares of common stock. As of September 30, 1996, the Company had received subscription proceeds of $102,960,892 (10,296,089 Shares) from the offering, including $391,348 (39,135 Shares) through the Reinvestment Plan.

         As of September 30, 1996, net proceeds to the Company from its offering of Shares and capital contributions from the Advisor after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Organizational and Offering Expenses, totalled $90,224,022.

As of September 30, 1996, approximately $80,872,000 had been used to invest, or committed for investment, in 82 Properties (ten of which were undeveloped land on which a restaurant was being constructed), in providing mortgage financing of $12,363,000 to the tenants of the 33 Properties consisting of land only and to pay Acquisition Fees to the Advisor totalling $4,633,240 and certain Acquisition Expenses. The Company acquired 12 of the 82 Properties from Affiliates, for purchase prices totalling approximately $8,979,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value. The Company expects to use Net Offering Proceeds from the sale of Shares to purchase additional Properties, to fund construction costs relating to the Properties under construction and to make Mortgage Loans. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company.

         On March 5, 1996, the Company entered into the Loan with a bank. The Loan is to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. In addition, advances for short-term needs (to acquire equipment to be leased under Secured Equipment Leases) may be requested in an aggregate amount which does not exceed the Revolving Sublimit (defined in the Loan as $1,000,000) and such advances may be repaid and readvanced; provided, however, that advances made pursuant to the Revolving Sublimit shall be converted to term loans the earlier of (i) the end of each 60 day period following the closing date (defined in the Loan as March 5, 1996), or (ii) when the aggregate amount outstanding equals or exceeds $1,000,000. Interest on advances made pursuant to the Revolving Sublimit shall be paid monthly in arrears. In addition, principal amounts under advances pursuant to the Revolving Sublimit, if not sooner paid or converted into term loans, shall be paid, together with any unpaid interest relating to such advances, to the bank on March 5, 1998. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of $53,500 relating to the Loan. As of September 30, 1996, the Company had obtained advances totalling $2,417,572 relating to the Loan. The proceeds were used to fund Secured Equipment Leases at an aggregate cost of approximately $2,364,000, including Secured Equipment Lease Servicing Fees of $46,292 to the Advisor and to pay loan costs of $53,500 described above. The Company expects to use the proceeds of the Loan to fund the Secured Equipment Lease program, as described above.

         During the quarter ended September 30, 1996, the Company entered into interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate long-term debt. At September 30, 1996, the Company had outstanding two interest rate swap agreements with a commercial bank, having a total notional amount of approximately $2,206,000. Those agreements effectively change the Company's interest rate exposure on approximately $1,641,000 of the outstanding floating rate notes to a fixed nine percent per annum and approximately $565,000 of the outstanding floating rate notes to a fixed rate of 8.75% per annum. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements. However, the Company does not anticipate nonperformance by the counterparty.

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease once construction is completed. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. As of September 30, 1996, the aggregate maximum development costs the Company had agreed to pay was approximately $12,162,800, of which approximately $6,976,000 in land and other costs had been incurred as of September 30, 1996. The buildings under construction as of September 30, 1996, are expected to be operational by February 1997. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         During the period October 1, 1996 through January 8, 1997, the Company acquired 14 additional Properties (11 Properties consisting of land and building, eight of which are being constructed, two Properties consisting of land only and one Property consisting of building only which is being constructed) for cash at a total cost of approximately $10,535,000, excluding development and closing costs. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the nine Properties under construction are estimated to be approximately $10,877,000. The buildings under construction are expected to be operational by July 1997.

         The Company presently is negotiating to acquire additional Properties, but as of January 8, 1997, had not acquired any such Properties.

         In addition, during the period October 1, 1996 through January 8, 1997, the Company obtained four additional advances totalling approximately $1,249,000 under its $15,000,000 Loan. The proceeds of the advances were used to fund four Secured Equipment Leases at a cost of approximately $1,249,000, including Secured Equipment Lease Servicing Fees of $23,778 paid to the Advisor.

       On November 1, 1996, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 shares of common stock in a public offering (the "Subsequent Offering") expected to commence immediately following the termination of the Company's current $150,000,000 offering. Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing through the reinvestment plan. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of common stock of the Company, the subsequent offering will be limited to 4,800,000 shares. The Board of Directors expects to submit, for a vote of the stockholders at a meeting expected to be held in April of 1997, a resolution to increase the number of authorized shares of common stock of the Company from 20,000,000 to 75,000,000. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the managing dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for acquisition fees and acquisition expenses and reimbursable to the Advisor for organizational and offering expenses, will be the same as those for the Company's current offering. Net proceeds from the Subsequent Offering will be invested in additional Properties and mortgage loans. Management believes that the increase in the amount of assets of the Company that will result from the Subsequent Offering will also increase the diversification of the Company's assets and the likelihood of listing the Company's shares of common stock on a national securities exchange or over-the-counter market ("Listing"), although there is no assurance that Listing will occur.



         As of January 8, 1997, the Company had received subscription proceeds of $140,906,434 (14,090,643 Shares), including $591,765 (59,177 Shares) issued pursuant to the Reinvestment Plan and after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Organizational and Offering Expenses, net proceeds to the Company totalled approximately $125,000,000. As of January 8, 1997, the Company had invested or committed for investment approximately $97,400,000 of such net proceeds in 96 Properties, in providing mortgage financing to the tenants of the 35 Properties consisting of land only through Mortgage Loans, and in paying Acquisition Fees to the Advisor totalling $6,340,788 and certain Acquisition Expenses, leaving approximately $27,700,000 in Net Offering Proceeds available for investment in Properties and Mortgage Loans.


         Properties are and will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.


         Until Properties are acquired, or Mortgage Loans are entered into, by the Company, all offering proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At September 30, 1996, the Company had $22,256,995 invested in such short-term investments as compared to $11,508,445 at December 31, 1995. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of shares during the nine months ended September 30, 1996. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay organization and offering and acquisition costs, to pay Distributions to stockholders, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the nine months ended September 30, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $615,600 and $1,974,281, respectively, for certain Offering Expenses. In addition, during the nine months ended September 30, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $136,341 and $75,501 for certain Acquisition Expenses and $208,156 and $22,930 for certain Operating Expenses. As of September 30, 1996, the Company owed the Advisor $236,463 for such amounts, accounting and administrative expenses and Acquisition Fees. As of November 5, 1996, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses in excess of three percent of gross offering proceeds. Other liabilities increased to $7,944,717 at September 30, 1996, from $1,256,486 at December 31, 1995, primarily as a result of the accrual of construction costs incurred and unpaid as of September 30, 1996.

         During the nine months ended September 30, 1996 and 1995, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $3,244,519 and $124,187, respectively. Based on current and anticipated future cash from operations, the Company declared Distributions to the stockholders of $3,403,427 and $187,684 during the nine months ended September 30, 1996 and 1995, respectively ($1,534,940 and $172,536 for the quarters ended September 30, 1996 and 1995, respectively). On October 1, 1996, November 1, 1996, and December 1, 1996, the Company declared Distributions to its stockholders totalling $615,914, $683,907 and $731,569, respectively, payable in December 1996. In addition, on January 1, 1997, the Company declared Distributions to its stockholders totalling $827,967 payable in March 1997. For the nine months ended September 30, 1996, approximately 89 percent of the Distributions received by stockholders were considered to be ordinary income and 11 percent were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of January 8, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital.


         Management believes that the Properties are adequately covered by insurance. The Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.


         The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's Operating Expenses. Accordingly, management believes that any anticipated decrease in the Company's liquidity in 1997, due to its investment of available Net Offering Proceeds in Properties and Mortgage Loans, will not have an adverse effect on the Company's operations. During the operational stage, management believes that the leases will generate cash flow in excess of Operating Expenses. Since the leases are expected generally to have an initial term of 15 to 20 years, with two or more five-year renewal options, and provide for specified percentage rent in addition to the annual base rent and, in certain cases, increases in the base rent at specified times during the terms of the leases, it is anticipated that rental income will increase over time.

         Due to anticipated low Operating Expenses, rental income expected to be obtained from Properties after they are acquired, the fact that as of January 8, 1997, the Company had entered into Secured Equipment Leases for amounts borrowed under the Loan and the fact that payments due to the Company from the Secured Equipment Leases are expected to exceed debt service requirements for the Loan, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

RESULTS OF OPERATIONS

         No significant operations commenced until the Company received the minimum offering proceeds of $1,500,000 on June 1, 1995.


         As of September 30, 1996, the Company and its consolidated joint venture had purchased 82 Properties, including one which is owned through a Joint Venture consisting of land and building, 42 Properties consisting of land and building, six Properties consisting of building only and 33 Properties consisting of land only, and entered into lease agreements relating to these Properties. The leases provide for minimum base annual rental payments (payable in monthly installments) ranging from approximately $75,800 to $467,500. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase.

         During the nine months ended September 30, 1996 and 1995, the Company and its consolidated joint venture, CNL/Corral South Joint Venture, earned $2,667,866 and $122,787, respectively, in rental income from operating leases and earned income from the direct financing leases from 72 and 14 Properties, respectively, ($963,681 and $122,418 of which was earned during the quarters ended September 30, 1996 and 1995, respectively) . Because the Company did not commence significant operations until it received the minimum offering proceeds on June 1, 1995, and has not yet acquired all of its Properties, revenues for the nine months ended September 30, 1996, represent only a portion of revenues which the Company is expected to earn in future periods in which the Company's Properties are operational.

         During the nine months ended September 30, 1996, the Company entered into two Mortgage Loans in the principal sum of $12,363,000, collateralized by a mortgage on the buildings relating to 33 Pizza Hut Properties. The Mortgage Loans bear interest at a rate of 10.75% per annum and are being collected in 240 equal monthly installments totalling $125,513. In connection therewith, the Company earned $796,378 in interest income relating to such Mortgage Loans during the nine months ended September 30, 1996, $330,880 of which was earned during the quarter ended September 30, 1996.

         During the quarter ended September 30, 1996, five lessees, or groups of affiliated lessees of the Company, Golden Corral Corporation , Castle Hill Holdings V, L.L.C. and Castle Hill Holdings VI, L.L.C. (hereinafter referred to as Castle Hill), DenAmerica Corporation, Briad Restaurant Group, Inc. and Corral Northeast, Inc., each contributed more than ten percent of the Company's total rental income. Golden Corral Corporation is the lessee under leases relating to five restaurants , Castle Hill is the lessee under leases relating to 33 restaurants, DenAmerica Corporation is the lessee under leases relating to five restaurants, Briad Restaurant Group, Inc. is the lessee under leases relating to four restaurants and two Secured Equipment Leases and Corral Northeast, Inc. is the lessee under leases relating to two restaurants. During the quarter ended September 30, 1996, the Company also earned $330,880 in interest income from mortgage notes receivable under which Castle Hill is the borrower. In addition, five restaurant chains, Golden Corral Family Steakhouse , Pizza Hut, TGI Friday's, Denny's and Boston Market each accounted for more than ten percent of the Company's total rental income during the quarter ended September 30, 1996. Because the Company has not yet completed its acquisition of Properties, it is not possible to determine which lessees or Restaurant Chains will contribute more than ten percent of the Company's rental income during the remainder of 1996 and subsequent years, with the exception of Castle Hill , Pizza Hut and Boston Market, each of which the Company anticipates will contribute more than ten percent of the Company's income during the remainder of 1996 . In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's total income in the current and future years, any failure of such lessees, borrowers or Restaurants Chains could materially affect the Company's income.

         During the nine months ended September 30, 1996 and 1995, the Company also earned $419,470 and $42,117, respectively, in interest income from investments in money market accounts or other short-term, highly liquid investments and other income, $207,681 and $34,289 of which was earned during the quarters ended September 30, 1996 and 1995, respectively. Interest income from investing in money market accounts or other short-term, highly liquid investments is expected to increase as the Company invests subscription proceeds in highly liquid investments pending the acquisition of Properties or investing in Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $1,104,368 and $78,564 for the nine months ended September 30, 1996 and 1995, respectively, of which $434,261 and $74,822 were incurred during the quarters ended September 30, 1996 and 1995, respectively. Operating expenses increased during the quarter and nine months ended September 30, 1996, as compared to the quarter and nine months ended September 30, 1995, primarily as a result of the fact that the Company did not commence operations until June 1, 1995. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and the Properties under construction become operational. However, asset management fees and depreciation and amortization expense are expected to increase as the Company acquires additional Properties.

                         PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 84 and 85 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two funds, casual dining restaurant properties similar to those that the Company intends to acquire and have investment objectives similar to those of the Company. As of September 30, 1996, these 18 partnerships had raised a total of $580,510,431 from a total of 47,461 investors, and had invested in 653 fast-food or family-style restaurant properties.

         As of September 30, 1996, 17 of the 18 CNL public partnerships had completed their offerings. As indicated in Exhibit C, the eight public partnerships, the offerings of which were fully subscribed between October 1991 and September 1996, had made annualized cash distributions to limited partners in amounts equal to from 4.5% to 9.1% of invested capital as of June 30, 1996. As of June 30, 1996, an average of approximately .54% (ranging from zero to 2.4%) of the cumulative cash distributions to limited partners from these partnerships constituted cash distributions that exceeded accumulated net income on a GAAP basis, primarily as the result of depreciation deductions. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. The partnerships do not treat these amounts, which are presented as a "return of capital on a GAAP basis" in Table III of the Prior Performance Tables included in Exhibit C, as a return of capital for any other purpose. Certain additional information relating to the offerings and investment history of the 18 public partnerships is set forth below.




                                                                                                        Date 90% of Net
                                                                          Number of                     Proceeds Fully
                            Maximum                                       Limited                       Invested or
Name of                     Offering                                      Partnership                   Committed to
Partnership                 Amount (1)            Date Closed             Units Sold                    Investment (2)
-----------                 ----------            -----------             ----------                    --------------
CNL Income                  $15,000,000           December 31, 1986                30,000               December 1986
Fund, Ltd.                  (30,000 Units)

CNL Income                  $25,000,000           August 21, 1987                  50,000               November 1987
Fund II, Ltd.               (50,000 Units)

CNL Income                  $25,000,000           April 29, 1988                   50,000               June 1988
Fund III, Ltd.              (50,000 Units)

CNL Income                  $30,000,000           December 6, 1988                 60,000               February 1989
Fund IV, Ltd.               (60,000 Units)


                                     - 51 -



CNL Income                  $25,000,000           June 7, 1989                     50,000               December 1989
Fund V, Ltd.                (50,000 Units)

CNL Income                  $35,000,000           January 19, 1990                 70,000               May 1990
Fund VI, Ltd.               (70,000 Units)

CNL Income                  $30,000,000           August 1, 1990               30,000,000               January 1991
Fund VII, Ltd.              (30,000,000 Units)

CNL Income                  $35,000,000           March 7, 1991                35,000,000               September 1991
Fund VIII, Ltd.             (35,000,000 Units)

CNL Income                  $35,000,000           September 6, 1991             3,500,000               November 1991
Fund IX, Ltd.               (3,500,000 Units)

CNL Income                  $40,000,000           March 18, 1992                4,000,000               June 1992
Fund X, Ltd.                (4,000,000 Units)

CNL Income                  $40,000,000           September 28, 1992            4,000,000               September 1992
Fund XI, Ltd.               (4,000,000 Units)

CNL Income                  $45,000,000           March 15, 1993                4,500,000               July 1993
Fund XII, Ltd.              (4,500,000 Units)

CNL Income                  $40,000,000           August 26, 1993               4,000,000               August 1993
Fund XIII, Ltd.             (4,000,000 Units)

CNL Income                  $45,000,000           February 22, 1994             4,500,000               May 1994
Fund XIV, Ltd.              (4,500,000 Units)

CNL Income                  $40,000,000           September 1, 1994             4,000,000               December 1994
Fund XV, Ltd.               (4,000,000 Units)

CNL Income                  $45,000,000           June 12, 1995                 4,500,000               August 1995
Fund XVI, Ltd.              (4,500,000 Units)

CNL Income                  $30,000,000           September 19, 1996            3,000,000                      (3)
Fund XVII, Ltd.             (3,000,000 Units)

CNL Income                  $35,000,000                  (4)                     (4)                           (4)
Fund XVIII, Ltd.            (3,500,000 Units)


------------------------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd., and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these limited partnerships during the last ten years, see the table set forth on the following page.

(3) As of September 30, 1996, CNL Income Fund XVII, Ltd. had purchased 19 properties for approximately $20,130,700, representing an investment of 77% of net proceeds received.

(4) As of September 30, 1996, CNL Income Fund XVIII, Ltd., which is offering a maximum of 3,500,000 limited partnership units ($35,000,000), had received subscriptions totalling $606,756 (60,676 units). As of such date, CNL Income Fund XVIII, Ltd. had not purchased any properties.

         As of September 30, 1996, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 64 nonpublic real estate limited partnerships. The offerings of 63 of these 64 nonpublic limited partnerships had terminated as of September 30, 1996. These 63 partnerships raised a total of $164,419,266 from approximately 4,111 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 197 projects as of September 30, 1996. These 197 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 64 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 64 partnerships), 151 fast-food or family-style restaurant property and business investments (comprising 69% of the total amount raised by all 64 partnerships), one condominium development (comprising .5% of the total amount raised by all 64 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 64 partnerships), seven commercial/retail properties (comprising 9% of the total amount raised by all 64 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 64 partnerships). The offering of the one remaining nonpublic limited partnership (offering of $15,000,000) had raised $335,831 from eight investors (approximately 2.25% of the total offering amount) as of September 30, 1996.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 83 real estate limited partnerships whose offerings had closed as of September 30, 1996 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past ten years, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 83 real estate limited partnerships).

         The following table sets forth summary information, as of September 30, 1996 regarding property acquisitions during the ten preceding years by the 17 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.




  Name of                Type of                                                Method of                 Type of
Partnership              Property                  Location                     Financing                 Program
CNL Income               20 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund, Ltd.               family-style            GA, LA, MD, OK,
                         restaurants             TX, VA

CNL Income               43 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund II, Ltd.            family-style            GA, IL, IN, LA,
                         restaurants             MI, MN, MO, NC,
                                                 NM, OH, TX, WY

 CNL Income              32 fast-food or         AZ, CA, FL, GA,                All cash                  Public
Fund III, Ltd.           family-style            IA, IL, IN, KS, KY,
                         restaurants             MD, MI, MN, MO,
                                                 NE, OK, TX


                                     - 53 -



CNL Income               43 fast-food or         AL, DC, FL, GA,                All cash                   Public
Fund IV, Ltd.            family-style            IL, IN, KS, MA,
                         restaurants             MD, MI, MS, NC,
                                                 OH, PA, TN, TX,
                                                 VA

CNL Income               30 fast-food or         FL, GA, IL, IN,                All cash                  Public
Fund V, Ltd.             family-style            MI, NH, NY, OH,
                         restaurants             SC, TN, TX, UT,
                                                 WA

CNL Income               46 fast-food or         AR, AZ, FL, IN,                All cash                  Public
Fund VI, Ltd.            family-style            MA, MI, MN, NC,
                         restaurants             NE, NM, NY, OH,
                                                 OK, PA, TN, TX,
                                                 VA, WY

CNL Income               45 fast-food or         AZ, CO, FL, GA,                All cash                  Public
Fund VII, Ltd.           family-style            IN, LA, MI, MN,
                         restaurants             OH, SC, TN, TX,
                                                 UT, WA

CNL Income               40 fast-food or         AZ, FL, IN, LA,                All cash                  Public
Fund VIII, Ltd.          family-style            MI, MN, NC, NY,
                         restaurants             OH, TN, TX, VA

CNL Income               41 fast-food or         AL, FL, GA, IL,                All cash                  Public
Fund IX, Ltd.            family-style            IN, LA, MI, MN,
                         restaurants             MS, NC, NH, NY,
                                                 OH, SC, TN, TX

 CNL Income              49 fast-food or         AL, CA, CO, FL,                All cash                  Public
Fund X, Ltd.             family-style            ID, IL, LA, MI,
                         restaurants             MO, MT, NC, NH,
                                                 NM, NY, OH, PA,
                                                 SC, TN, TX

CNL Income               39 fast-food or         AL, AZ, CA, CO,                All cash                  Public
Fund XI, Ltd.            family-style            CT, FL, KS, LA,
                         restaurants             MA, MI, MS, NC,
                                                 NH, NM, OH, OK,
                                                 PA, SC, TX, VA,
                                                 WA

CNL Income               49 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund XII, Ltd.           family-style            GA, LA, MO, MS,
                         restaurants             NC, NM, OH, SC,
                                                 TN, TX, WA

CNL Income               48 fast-food or         AL, AR, AZ, CA,                All cash                  Public
Fund XIII, Ltd.          family-style            CO, FL, GA, IN,
                         restaurants             KS, LA, MD, NC,
                                                 OH, PA, SC, TN,
                                                 TX, VA


                                     - 54 -



CNL Income               56 fast-food or         AL, AZ, CO, FL,                All cash                   Public
Fund XIV, Ltd.           family-style            GA, KS, LA, MO,
                         restaurants             MS, NC, NJ, NV,
                                                 OH, SC, TN, TX,
                                                 VA

CNL Income               47 fast-food or         CA, FL, GA, KS,                All cash                   Public
Fund XV, Ltd.            family-style            KY, MO, MS, NC,
                         restaurants             NJ, NM, OH, OK,
                                                 PA, SC, TN, TX,
                                                 VA

CNL Income               43 fast-food or         AZ, CA, CO, DC,                All cash                  Public
Fund XVI, Ltd.           family-style            FL, GA, ID, IN,
                         restaurants             KS, MN, MO, NC,
                                                 NM, NV, OH, TN,
                                                 TX, UT, WI

CNL Income               19 fast-food,           CA, FL, GA, IL,                All cash                   Public
Fund XVII, Ltd.          family-style or         IN, MI, NV, OH,
                         casual dining           SC, TN, TX
                         restaurant
                         properties

CNL Income                   (1)                       (1)                      All cash                  Public
Fund XVIII, Ltd.


------------------------------------

(1) As of September 30, 1996, CNL Income Fund XVIII, Ltd. had not purchased any properties.



         A more detailed description of the acquisitions by real estate limited partnerships sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with investment objectives similar to one or more of the Company's investment objectives in which Messrs. Seneff and Bourne are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which were fully subscribed between October 1991 and September 1996, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISORY AGREEMENT

         The Advisory Agreement was renewed for a period of one year with the unanimous approval of the Board of Directors, including the Independent Directors, and shall expire on April 19, 1997, subject to successive one-year renewals upon mutual consent of the parties.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The Company will not issue share certificates except to stockholders who make a written request to the Company.

                                  ADDENDUM TO
                                   EXHIBIT B

                             FINANCIAL INFORMATION

THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL AMERICAN PROPERTIES FUND, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH EXHIBIT B TO THE ATTACHED PROSPECTUS, DATED APRIL 26, 1996.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                     INDEX TO UPDATED FINANCIAL STATEMENTS
                    -------------------------------------




                                                                                                       Page
                                                                                                       ----
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of September 30, 1996                                        B-2

   Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 1996            B-3

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1995                    B-4

   Notes to Pro Forma Consolidated Financial Statements for the nine months ended
      September 30, 1996 and the year ended December 31, 1995                                           B-5

Updated Unaudited Condensed Consolidated Financial Statements:

   Condensed Consolidated Balance Sheets as of September 30, 1996 and December 31, 1995                 B-9

   Condensed Consolidated Statements of Earnings for the nine months ended
      September 30, 1996 and 1995                                                                       B-10

   Condensed Consolidated Statements of Stockholders' Equity for the nine months
      ended June 30, 1996 and the year ended December 31, 1995                                          B-11

   Condensed Consolidated Statements of Cash Flows for the nine months ended
      September 30, 1996 and 1995                                                                       B-12

   Notes to Condensed Consolidated Financial Statements for the nine months ended
      September 30, 1996 and 1995                                                                       B-14





                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through September
30, 1996, including the receipt of $102,960,893 in gross offering proceeds from the sale of 10,296,089 shares of common stock pursuant to a Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, and the application of such proceeds to purchase 82 properties (including 42 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, six properties which consist of building only and 33 properties consisting of land only), 10 of which were under construction at September 30, 1996, to provide mortgage financing to the lessees of the 33 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $37,945,508 in gross offering proceeds from the sale of 3,794,551 additional shares of common stock during the period October 1, 1996 through January 8, 1997, and (iii) the application of such funds to purchase 14 additional properties acquired during the period October 1, 1996 through January
8, 1997 (nine of which are under construction and consist of land and building, one which is under construction and consists of building only, two properties which consist of land and building and two properties which consist of land only), to pay additional costs for the 10 properties under construction at September 30, 1996, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance
Sheet as of September 30, 1996, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on September 30, 1996.

         The Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 1996 and the year ended December 31, 1995, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for the seven of the 96 properties that were owned by the Company as of January 8, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) June 2, 1995 (the date the Company became operational), to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statements of Earnings for the remaining 89 properties owned by the Company as of January 8, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                                      B-1




                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996




                                                              Pro Forma
            ASSETS                     Historical            Adjustments           Pro Forma
                                       ----------            -----------           ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                        $ 50,053,887         $ 15,143,401 (a)       $ 65,197,288
Net investment in direct
  financing leases (b)                  10,840,639            5,350,726 (a)         16,191,365
Cash and cash equivalents               22,256,995            8,862,665 (a)         31,119,660
Receivables                                153,642                                     153,642
Mortgage notes receivable               12,311,892                                  12,311,892
Prepaid expenses                            29,283                                      29,283
Organization costs, less
  accumulated amortization                  14,682                                      14,682
Loan costs, less accumulated
  amortization                              38,183                                      38,183
Accrued rental income                      314,564                                     314,564
Other assets                             1,984,383              665,473 (a)          2,649,856
                                      ------------          -----------           ------------

                                      $ 97,998,150         $ 30,022,265           $128,020,415
                                      ============         ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                        $  2,376,235                                $  2,376,235
  Accrued interest payable                  11,238                                      11,238
  Accrued construction costs payable     4,887,602         $ (4,887,602)(a)                  -
  Accounts payable and accrued
    expenses                                38,363                                      38,363
  Escrowed real estate taxes payable         9,696                                       9,696
  Due to related parties                   390,489                                     390,489
  Deferred financing income                 41,973                                      41,973
  Rents paid in advance                    425,584                                     425,584
                                      ------------         ------------           ------------
      Total liabilities                  8,181,180           (4,887,602)             3,293,578
                                      ------------         ------------           ------------

Minority interest                          288,456                    -                288,456
                                      ------------         ------------           ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                             -                                           -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    23,000,000 shares                            -                                           -
  Common stock, $.01 par value per
    share.  Authorized 20,000,000
    shares; issued and outstanding
    10,316,089 shares; issued and
    outstanding, as adjusted,
    14,110,640 shares                      103,161               37,946 (a)            141,107
  Capital in excess of par value        90,340,860           34,871,921 (a)        125,212,781
  Accumulated distributions in
    excess of net earnings                (915,507)                                   (915,507)
                                      ------------         ------------           ------------
                                        89,528,514           34,909,867            124,438,381
                                      ------------         ------------           ------------

                                      $ 97,998,150         $ 30,022,265           $128,020,415
                                      ============         ============           ============



See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996


                                                    Pro Forma
                                    Historical     Adjustments     Pro Forma
                                    ----------     -----------     ---------
Revenues:
  Rental income from
    operating leases                $2,342,959    $   43,538 (1)   $2,386,497
  Earned income from
    direct financing leases (2)        324,907        34,282 (1)      359,189
  Interest income from
    mortgage notes receivable          796,378                        796,378
  Other interest and income            419,470       (16,508)(3)      402,962
                                    ----------     ----------      ----------
                                     3,883,714        61,312        3,945,026
                                    ----------    ----------       ----------

Expenses:
  General operating and
    administrative                     402,046                        402,046
  Professional services                 50,101                         50,101
  Asset and mortgage management
    fees to related party              175,773         4,352 (4)      180,125
  State and other taxes                 40,366         1,129 (5)       41,495
  Interest expense                      47,269                         47,269
  Depreciation and amortization        388,813         3,300 (6)      392,113
                                    ----------    ----------       ----------
                                     1,104,368         8,781        1,113,149
                                    ----------    ----------       ----------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture         2,779,346        52,531        2,831,877

Minority Interest in Earnings of
  Consolidated Joint Venture           (21,587)                       (21,587)
                                    ----------    ----------       ----------

Net Earnings                        $2,757,759    $   52,531       $2,810,290
                                    ==========    ==========       ==========


Earnings Per Share of
  Common Stock                      $      .41                     $      .42
                                    ==========                     ==========


Weighted Average Number of
  Shares of Common Stock
  Outstanding                        6,771,120                      6,771,120
                                    ==========                     ==========


See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1995


                                                  Pro Forma
                                    Historical    Adjustments     Pro Forma
                                    ----------    -----------     ---------
Revenues:
  Rental income from
    operating leases                 $ 498,817    $  96,945 (1)   $ 595,762
  Earned income from direct
    financing leases (2)                28,935                       28,935
  Contingent rental income              12,024                       12,024
  Interest income                      119,355      (29,664)(3)      89,691
                                     ---------    ---------       ---------
                                       659,131       67,281         726,412
                                     ---------    ---------       ---------

Expenses:
  General operating and
    administrative                     134,759                      134,759
  Professional services                  8,119                        8,119
  Asset management fee to
    related party                       23,078        4,368 (4)      27,446
  State taxes                           20,189        1,769 (5)      21,958
  Depreciation and amortization        104,131       14,700 (6)     118,831
                                     ---------    ---------       ---------
                                       290,276       20,837         311,113
                                     ---------    ---------       ---------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture           368,855       46,444         415,299

Minority Interest in Earnings
  of Consolidated Joint Venture            (76)                         (76)
                                     ---------    ---------       ---------

Net Earnings                         $ 368,779    $  46,444       $ 415,223
                                     =========    =========       =========


Earnings Per Share of
  Common Stock (7)                   $     .19                    $     .22
                                     =========                    =========


Weighted Average Number
  of Shares of Common Stock
  Outstanding (7)                    1,898,350                    1,905,970
                                     =========                    =========


See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $37,945,508 from the issuance of 3,794,551 shares of common stock during the period October 1, 1996 through January 8, 1997, used (i) to acquire 14 properties for $14,545,488 (of which one property consists of building only, two properties consist of land only and 11 properties consist of land and building), (ii) to fund estimated construction costs of $9,794,166 ($4,887,602 of which was accrued as construction costs payable at September 30, 1996) relating to 10 wholly-owned properties under construction at September 30, 1996,
         (iii) to pay acquisition fees of $1,707,548 ($1,042,075 of which was allocated to properties and $665,473 of which was classified as other assets and will be allocated to future properties) and to pay selling commissions and offering expenses (stock issuance costs) of $3,035,641, which have been netted against capital in excess of par value, leaving $8,862,665 in cash and cash equivalents available for future investment.

         The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:


                                             Estimated
                                          purchase price
                                         (including con-
                                          struction and        Acquisition
                                          closing costs)          fees
                                          and additional        allocated
                                        construction costs     to property        Total
                                        ------------------     -----------        -----
    Burger King in Chicago, IL             $ 1,577,172         $    84,491     $ 1,661,663
    Wendy's in San Diego, CA                   608,189              32,582         640,771
    Golden Corral in Lufkin, TX              1,365,226              73,137       1,438,363
    Golden Corral in Columbia, TN            1,294,199              69,332       1,363,531
    Two Pizza Huts in Ohio                     316,000              16,929         332,929
    Burger King in Chattanooga, TN           1,155,455              61,900       1,217,355
    Golden Corral in Eastlake, OH            1,637,199              87,707       1,724,906
    Golden Corral in Moberly, MO             1,172,196              62,796       1,234,992
    Boston Market in St. Joseph, MO            786,262              42,121         828,383
    Boston Market in Atlanta, GA             1,159,027              62,091       1,221,118
    Jack in the Box in Dallas, TX              830,459              44,489         874,948
    Jack in the Box in Las Vegas, NV         1,247,333              66,822       1,314,155
    Jack in the Box in Los Angeles, CA       1,396,771              74,827       1,471,598
    Ten wholly owned properties
      under construction at
      September 30, 1996                     4,906,564             262,851       5,169,415
                                           -----------         -----------     -----------

                                           $19,452,052         $ 1,042,075     $20,494,127
                                           ===========         ===========     ===========

    Adjustment classified
      as follows:
        Land and buildings on
          operating leases                                                     $15,143,401
        Net investment in
          direct financing
          leases                                                                 5,350,726
                                                                               -----------
                                                                               $20,494,127
                                                                               ===========


                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Balance Sheet - Continued:

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received. Fourteen properties have been classified as direct financing leases. For the leases classified as direct financing leases, the building portions of six of the properties have been classified as direct financing leases while the land portions of these leases are operating leases.

Pro Forma Consolidated Statements of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for the seven of the 96 properties acquired during the period June 2, 1995 (the date the Company began operations) through January 8, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) June 2, 1995 (the date the Company became operational), to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the seven Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.



                                                         Date Pro Forma
                                   Date Placed           Property Became
                                   in Service            Operational as
                                  By the Company         Rental Property
                                  --------------         ---------------

   Jack in the Box in
     Los Angeles, CA                 June 1995                June 1995

   Kenny Rogers Roasters in
     Grand Rapids, MI               August 1995               June 1995

   Kenny Rogers Roasters in
     Franklin, TN                   August 1995               June 1995

   Denny's in Pasadena, TX        September 1995             August 1995

   Denny's in Shawnee, OK         September 1995             August 1995

   Denny's in Grand Rapids, MI      March 1996             September 1995

   Denny's in McKinney, TX           June 1996              December 1995

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Statements of Earnings - Continued:

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1995 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the nine months ended September 30, 1996 and the year ended December 31, 1995.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the nine months ended September 30, 1996 and the year ended December 31, 1995.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $6,219,000 and $5,241,000 for the Pro Forma Properties for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately five percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      AND THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Statements of Earnings - Continued:

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 1996, and during the period the Company was operational, June 2, 1995 (the date following when the Company received the minimum offering proceeds and funds were released from escrow) through December 31, 1995.

         As a result of three of the six Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1995, as placed in service on June 2, 1995 (the date the Company became operational), the Company assumed approximately 347,100 shares of common stock were sold, and the net offering proceeds were available for investment, on June 2, 1995. Due to the fact that approximately 184,800 of these shares of common stock were actually sold subsequently, during the period June 3, 1995 through June 20, 1995, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the period the Company was operational, June 2, 1995 through December 31, 1995.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                September 30,      December 31,
               ASSETS                               1996               1995
                                                -------------      -----------

Land and buildings on operating leases,
  less accumulated depreciation                 $50,053,887        $19,723,726
Net investment in direct financing leases        10,840,639          1,373,882
Cash and cash equivalents                        22,256,995         11,508,445
Receivables                                         153,642            113,613
Mortgage notes receivable                        12,311,892                  -
Prepaid expenses                                     29,283              8,090
Organization costs, less accumulated
  amortization of $5,318 and $2,318                  14,682             17,682
Loan costs, less accumulated amortization
  of $15,317 at September 30, 1996                   38,183                  -
Accrued rental income                               314,564             39,142
Other assets                                      1,984,383            818,504
                                                -----------        -----------

                                                $97,998,150        $33,603,084
                                                ===========        ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                    $ 2,376,235        $         -
Accrued interest payable                             11,238                  -
Accrued construction costs payable                4,887,602          1,058,825
Accounts payable and accrued expenses                38,363             79,904
Escrowed real estate taxes payable                    9,696              9,696
Due to related parties                              390,489            248,584
Deferred financing income                            41,973                  -
Rents paid in advance                               425,584             25,351
                                                -----------        -----------
      Total liabilities                           8,181,180          1,422,360
                                                -----------        -----------

Minority interest                                   288,456            200,076
                                                -----------        -----------

Commitments (Note 12)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                                -                  -
  Excess shares, $.01 par value per share.
    Authorized and unissued 23,000,000
    shares                                                -                  -
  Common stock, $.01 par value per share.
    Authorized 20,000,000 shares, issued
    and outstanding 10,316,089 and 3,865,416,
    respectively                                    103,161             38,654
  Capital in excess of par value                 90,340,860         32,211,833
  Accumulated distributions in excess of
    net earnings                                   (915,507)          (269,839)
                                                -----------        -----------
      Total stockholders' equity                 89,528,514         31,980,648
                                                -----------        -----------

                                                $97,998,150        $33,603,084
                                                ===========        ===========



     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS


                                     Quarter Ended         Nine Months Ended
                                     September 30,           September 30,
                                1996          1995         1996         1995
                             ----------    ----------   ----------   ----------

Revenues:
  Rental income from
    operating leases         $  724,958    $  122,418   $2,342,959   $  122,787
  Earned income from direct
    financing leases            238,723             -      324,907            -
  Interest income from
    mortgage notes receiv-
    able                        330,880             -      796,378            -
  Other interest and income     207,681        34,289      419,470       42,117
                             ----------    ----------   ----------   ----------
                              1,502,242       156,707    3,883,714      164,904
                             ----------    ----------   ----------   ----------

Expenses:
  General operating and
    administrative              132,727        43,112      402,046       46,464
  Professional services           1,710         1,392       50,101        1,392
  Asset and mortgage
    management fees to
    related party                78,100         3,864      175,773        3,864
  State and other taxes          27,982         3,500       40,366        3,519
  Interest expense               43,691             -       47,269            -
  Depreciation and amorti-
    zation                      150,051        22,954      388,813       23,325
                             ----------    ----------   ----------   ----------
                                434,261        74,822    1,104,368       78,564
                             ----------    ----------   ----------   ----------

Earnings Before Minority
  Interest in Loss (Income)
  of Consolidated Joint
  Venture                     1,067,981        81,885    2,779,346       86,340

Minority Interest in Loss
  (Income) of Consolidated
  Joint Venture                     736             -      (21,587)           -
                             ----------    ----------   ----------   ----------

Net Earnings                 $1,068,717    $   81,885   $2,757,759   $   86,340
                             ==========    ==========   ==========   ==========

Earnings Per Share of
  Common Stock               $     0.12    $     0.06   $     0.41   $     0.08
                             ==========    ==========   ==========   ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding                 8,993,595     1,324,609    6,771,120    1,088,791
                             ==========    ==========   ==========   ==========

     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    Nine Months Ended September 30, 1996 and
                          Year Ended December 31, 1995




                                                                  Accumulated
                                                                 distributions
                           Common stock           Capital in       in excess
                       Number         Par          excess of         of net
                     of shares       value         par value        earnings        Total
                     ---------       -----         ---------     -------------      -----
Balance at
  December 31, 1994     20,000     $    200      $   199,800     $          -    $   200,000

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan               3,845,416       38,454       38,415,704                -     38,454,158

Stock issuance
  costs                      -            -       (6,403,671)               -     (6,403,671)

Net earnings                 -            -                -          368,779        368,779

Distributions
  declared and
  paid ($.03
  to $.06 per
  share)                     -            -                -         (638,618)      (638,618)
                    ----------     --------      -----------      -----------    -----------

Balance at
  December 31, 1995  3,865,416       38,654       32,211,833         (269,839)    31,980,648

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan               6,450,673       64,507       64,442,227                -     64,506,734

Stock issuance
  costs                      -            -       (6,313,200)               -     (6,313,200)

Net earnings                 -            -                -        2,757,759      2,757,759

Distributions
  declared and
  paid ($.06
  per share)                 -            -                -       (3,403,427)    (3,403,427)
                    ----------     --------      -----------      -----------    -----------

Balance at
  September 30,
  1996              10,316,089     $103,161      $90,340,860      $  (915,507)   $89,528,514
                    ==========     ========      ===========      ===========    ===========


     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       Nine Months Ended
                                                         September 30,
                                                  1996             1995
                                              ------------     ------------

Increase (Decrease) in Cash and Cash
  Equivalents:

  Net cash provided by operating
    activities                                $  3,244,519     $    124,187
                                              ------------     ------------

      Cash Flows From Investing Activities:
        Additions to land and buildings
          on operating leases                  (27,023,938)     (13,588,527)
        Investment in direct financing
          leases                                (9,406,953)               -
        Investment in mortgage notes
          receivable                           (12,363,000)               -
        Collection of deferred financing
          income                                    43,270                -
        Collection of mortgage notes
          payments                                  86,815                -
        Increase in other assets                  (877,463)        (188,531)
                                              ------------     ------------
            Net cash used in investing
              activities                       (49,541,269)     (13,777,058)
                                              ------------     ------------

      Cash Flows From Financing Activities:
        Reimbursement of acquisition,
          organization and stock issuance
          costs paid by related parties
          on behalf of the Company                (765,996)      (2,268,907)
        Proceeds of borrowing on line
          of credit                              2,417,572                -
        Payment on line of credit                  (41,337)               -
        Payment of loan costs                      (53,500)               -
        Contribution from minority
          interest of consolidated
          joint venture                             97,419          200,000
        Subscriptions received from
          stockholders                          64,506,734       20,746,392
        Distribution to minority interest          (30,626)               -
        Distributions to stockholders           (3,406,759)         (15,148)
        Payment of stock issuance costs         (5,680,757)      (1,729,078)
        Other                                        2,550                -
                                              ------------     ------------
            Net cash provided by
              financing activities              57,045,300       16,933,259
                                              ------------     ------------

Net Increase in Cash and Cash Equivalents       10,748,550        3,280,388

Cash and Cash Equivalents at Beginning
  of Period                                     11,508,445              945
                                              ------------     ------------

Cash and Cash Equivalents at End
  of Period                                   $ 22,256,995     $  3,281,333
                                              ============     ============


     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                   Nine Months Ended
                                                     September 30,
                                                   1996          1995
                                               ------------  --------

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain
      acquisition, organization and
      stock issuance costs on behalf
      of the Company as follows:
        Acquisition costs                      $    136,341  $     75,501
        Organization costs                               -         20,000
        Stock issuance costs                        615,600     1,974,281
                                               ------------  ------------

                                               $    751,941  $  2,069,782
                                               ============  ============

    Land, building and other costs
      incurred and unpaid at end of
      period                                   $  5,080,365  $  1,037,687
                                               ============  ============

    Commissions, marketing support and
      due diligence expense reimbursement
      fee, and other stock issuance costs
      incurred and unpaid at end of period     $    193,781  $    310,657
                                               ============  ============

    Distributions declared and unpaid at
      end of period                            $         -   $    172,536
                                               ============  ============



     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 1996 and 1995


1.       Organization and Nature of Business:

         CNL American Properties Fund, Inc. (the "Company") was organized in Maryland on May 2, 1994, for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. To a lesser extent, the Company intends to offer furniture, fixtures and equipment financing ("Secured Equipment Leases") to operators of restaurant chains. Secured Equipment Leases will be funded from the proceeds of a loan of up to ten percent of the gross proceeds from the Company's current $150,000,000 offering.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and nine months ended September 30, 1996, may not be indicative of the results that may be expected for the year ending December 31, 1996. Amounts as of December 31, 1995, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1995.

         The Company was a development stage enterprise from May 2, 1994 through June 1, 1995. Since operations had not begun, activities through June 1, 1995, were devoted to organization of the Company.

         The Company accounts for its 85.47% interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


2.       Basis of Presentation - Continued:

         Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Statement requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Adoption of this standard had no material effect on the Company's financial position or results of operations.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks, certificates of deposit and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks, money market funds and certificates of deposit may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Rents Paid in Advance - Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned. Rents paid in advance include "interim rent" payments required to be paid under the terms of certain leases for construction properties, equal to a pre-determined rate times the amount funded by the Company during the period commencing with the effective date of the lease to the date minimum annual rent becomes payable. Once minimum annual rent becomes payable, the "interim rent" payments are amortized and recorded as income either
         (i) over the lease term so as to produce a constant periodic rate of return for leases accounted for using the direct financing method, or
         (ii) over the lease term using the straight-line method for leases accounted for using the operating method, whichever is applicable.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


2.       Basis of Presentation - Continued:

         Interest Rate Swaps - Income or expense associated with interest rate swap agreements related to equipment financing is recognized on the accrual basis over the life of the swap agreement as an adjustment to interest expense.

         Earnings Per Share - Earnings per share are calculated based upon the weighted average number of shares of common stock outstanding during the period the Company was operational.

3.       Leases:

         The Company leases its land, buildings and equipment subject to Secured Equipment Leases to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." The leases relating to 73 of the Company's Properties have been classified as operating leases (including the leases relating to ten Properties under construction as of September 30, 1996) and the leases relating to nine Properties and four Secured Equipment Leases have been classified as direct financing leases. For the leases classified as direct financing leases, the building portions of the leases are accounted for as direct financing leases while the land portions of three of these leases are accounted for as operating leases.

4.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at:

                                          September 30,            December 31,
                                              1996                     1995

                  Land                    $29,397,769              $ 8,890,471
                  Buildings                19,716,006               10,049,032
                                          -----------              -----------
                                           49,113,775               18,939,503
                  Less accumulated
                    depreciation             (423,115)                (100,318)
                                          -----------              -----------
                                           48,690,660               18,839,185
                  Construction in
                    progress                1,363,227                  884,541
                                          -----------              -----------

                                          $50,053,887              $19,723,726
                                          ===========              ===========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


4.       Land and Buildings on Operating Leases - Continued:

         Some leases provide for escalating guaranteed minimum rents throughout the lease term. Income from these scheduled rent increases is recognized on a straight-line basis over the terms of the leases. For the quarter and nine months ended September 30, 1996, the Company recognized $99,342 and $275,422, respectively, and for the quarter and nine months ended September 30, 1995, the Company recognized $8,984 and $9,034, respectively, of such rental income.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at September 30, 1996:

                  1996                                     $ 1,187,752
                  1997                                       4,396,156
                  1998                                       4,400,938
                  1999                                       4,418,883
                  2000                                       4,446,816
                  Thereafter                                65,292,354
                                                           -----------
                                                           $84,142,899
                                                           ===========

         These amounts do not include minimum lease payments that will become due when Properties under development are completed (See Note 12).

5.       Net Investment in Direct Financing Leases:

         The following lists the components of the net investment in direct financing leases at:

                                     September 30,             December 31,
                                         1996                      1995
                                     -------------             -----------
        Minimum lease payments
          receivable                  $ 20,935,800             $  2,498,881
        Estimated residual
          values                           441,657                  343,740
        Less unearned income           (10,536,818)              (1,468,739)
                                      ------------             ------------

        Net investment in
          direct financing
          leases                      $ 10,840,639             $  1,373,882
                                      ============             ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


5.       Net Investment in Direct Financing Leases - Continued:

         The following is a schedule of future minimum lease payments to be received on the direct financing leases at September 30, 1996:

                  1996                               $   432,805
                  1997                                 1,736,012
                  1998                                 1,736,012
                  1999                                 1,736,012
                  2000                                 1,739,331
                  Thereafter                          13,555,628
                                                     -----------
                                                     $20,935,800
                                                     ===========

6.       Mortgage Notes Receivable:

         In January 1996, in connection with the acquisition of land for 23 Pizza Hut restaurants, the Company accepted a promissory note in the principal sum of $8,475,000, collateralized by a mortgage on the buildings on the 23 Pizza Hut Properties. The promissory note bears interest at a rate of 10.75% per annum and is being collected in 240 equal monthly installments of $86,041. As of September 30, 1996, $8,425,423 was outstanding relating to this note, including $23,187 in accrued interest.

         In addition, in May 1996, in connection with the acquisition of land for 10 Pizza Hut restaurants, the Company accepted a promissory note in the principal sum of $3,888,000, collateralized by a mortgage on the buildings on the 10 Pizza Hut Properties. The promissory note bears interest at a rate of 10.75% per annum and is being collected in 240 equal monthly installments of $39,472. As of September 30, 1996, $3,886,469 was outstanding relating to this note, including $12,520 in accrued interest.

         Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of significant financial instruments. Management believes, based upon the current terms, that the estimated fair value of the Company's mortgage notes receivable as of September 30, 1996, was $12,311,892, the same as its carrying value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


7.       Note Payable:

         On March 5, 1996, the Company entered into a line of credit (the "Loan") and security agreement with a bank. The Loan is to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. In addition, advances for short-term needs (to acquire equipment to be leased under Secured Equipment Leases) may be requested in an aggregate amount which does not exceed the Revolving Sublimit (defined in the Loan as $1,000,000) and such advances may be repaid and readvanced; provided, however, that advances made pursuant to the Revolving Sublimit shall be converted to term loans the earlier of (i) the end of each 60 day period following the closing date (defined in the Loan as March 5, 1996), or (ii) when the aggregate amount outstanding equals or exceeds $1,000,000. Interest on advances made pursuant to the Revolving Sublimit shall be paid monthly in arrears. In addition, principal amounts under advances pursuant to the Revolving Sublimit, if not sooner paid or converted into term loans, shall be paid, together with any unpaid interest relating to such advances, to the bank on March 5, 1998. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of $53,500.

         As of September 30, 1996, the Company had obtained seven advances totalling $2,417,572 relating to the Loan. In general, the advances are fully amortizing terms loans repayable over six years and bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate. The proceeds of the advances were used to fund Secured Equipment Leases at an aggregate cost of approximately $2,364,000 and to pay $53,500 in loan costs described above. As of September 30, 1996, $2,376,235 of principal was outstanding relating to the Loan, plus $11,238 of accrued interest.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


7.       Note Payable - Continued:

         During the quarter ended September 30, 1996, the Company entered into interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate long-term debt. At September 30, 1996, the Company had outstanding two interest rate swap agreements with a commercial bank, having a total notional amount of approximately $2,206,000. Those agreements effectively change the Company's interest rate exposure on approximately $1,641,000 of the outstanding floating rate notes to a fixed nine percent per annum and approximately $565,000 of the outstanding floating rate notes to a fixed rate of 8.75% per annum. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements. However, the Company does not anticipate nonperformance by the counterparty.

8.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by CNL Fund Advisors, Inc. (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         As of September 30, 1996 and December 31, 1995, the Company had incurred a total of $12,736,871 and $6,423,671, respectively, in organizational and offering costs, including $8,236,871 and $3,076,333, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 10). Of these amounts as of September 30, 1996 and December 31, 1995, $12,716,871 and $6,403,671,
         respectively, has been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


9.       Distributions:

         Distributions declared for the nine months ended September 30, 1996, represent approximately $3,015,000 of ordinary income and approximately $389,000 of return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 1996, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 1996, may not be indicative of the results that may be expected for the year ending December 31, 1996.

10.      Related Party Transactions:

         During the nine months ended September 30, 1996, the Company incurred $4,838,005 in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. A substantial portion of this amount (approximately $4,520,000) was or will be paid as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the nine months ended September 30, 1996, the Company incurred $322,534 of such fees.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of shares. During the nine months ended September 30, 1996, the Company incurred $2,902,803 of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development/construction management fees of generally five to ten percent of the cost of constructing or renovating a Property, payable to affiliates of the Company as acquisition fees. Such fees will be included in the purchase

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


10.      Related Party Transactions - Continued:

         price of Properties purchased from developers that are affiliates of the Company. During the quarter and nine months ended September 30, 1996, the Company incurred $21,500 in development/construction management fees. No development/con- struction management fees were incurred for the quarter and nine months ended September 30, 1995.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a Secured Equipment Lease. During the quarter and nine months ended September 30, 1996, the Company incurred $35,516 and $46,292, respectively, in secured equipment lease servicing fees. Such fees are included in net investment in direct financing leases and other assets.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value (generally, the total amount invested in the Properties as of the end of the preceding month, exclusive of acquisition fees and acquisition expenses), plus one-twelfth of .60% of the Company's total principal amount of the mortgage loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter and nine months ended September 30, 1996, the Company incurred $80,971 and $181,497, respectively, in total asset and mortgage management fees, $2,871 and $5,724, respectively, of which was capitalized as part of the cost of Properties under construction. During the quarter and nine months ended September 30, 1995, the Company incurred $5,400 in asset management fees, $1,536 of which was capitalized as part of the cost of building for Properties under construction.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


10.      Related Party Transactions - Continued:

         The Advisor and its affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of shares) on a day-to-day basis. For the nine months ended September 30, 1996 and 1995, the expenses incurred for these services were classified as follows:

                                                      1996           1995
                                                    --------       ------

                  Stock issuance costs              $558,383       $515,772
                  General operating and
                    administrative expenses          236,191         20,504
                                                    --------       --------

                                                    $794,574       $536,276
                                                    ========       ========

         During the nine months ended September 30, 1996, the Company acquired three Properties for an aggregate purchase price of approximately $2,358,000 from affiliates of the Company. The affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost equal to the cost of the Property to the affiliate (including carrying costs) due to the fact that these amounts were less than each Property's appraised value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


10.      Related Party Transactions - Continued:

         The due to related parties consisted of the following at:

                                             September 30,       December 31,
                                                 1996              1995
                                             -------------       --------
                  Due to the Advisor:
                    Expenditures incurred
                      on behalf of the
                      Company and account-
                      ing and administra-
                      tive services           $ 53,961            $108,316
                    Acquisition fees           182,502              45,118
                    Asset and mortgage
                      management fees               -                9,108
                    Distributions                   -                3,332
                                              --------            --------
                                               236,463             165,874
                                              --------            --------
                  Due to CNL Securities
                    Corp:
                      Commissions              144,397              75,197
                      Marketing support
                        and due diligence
                        expense reimburse-
                        ment fees                9,629               5,013
                                              --------            --------
                                               154,026              80,210
                                              --------            --------

                  Other                             -                2,500
                                              --------            --------

                                              $390,489            $248,584
                                              ========            ========

11.      Concentration of Credit Risk:

         The following schedule presents total rental and earned income from individual lessees, or affiliated groups of lessees, each representing more than ten percent of the Company's total rental and earned income for at least one of the quarters ended September 30:

                                                    1996               1995
                                                    ----               ----

                  Castle Hill Holdings V,
                    L.L.C. and Castle Hill
                    Holdings VI, L.L.C.
                    ("Castle Hill")               $184,765           $      -
                  Golden Corral Corporation        143,214             37,568
                  Briad Restaurant Group, Inc.     129,775                  -
                  Corral Northeast, Inc.           113,182                  -
                  DenAmerica Corporation           109,270             18,977
                  Roasters Corp.                    52,754             29,387
                  Foodmaker, Inc.                   41,115             33,591

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


11.      Concentration of Credit Risk - Continued:

         During the quarter ended September 30, 1996, the Company also earned $330,880 in interest income from mortgage notes receivable under which Castle Hill is the borrower.

         In addition, the following schedule presents total rental and earned income from individual restaurant chains, each representing more than ten percent of the Company's total rental and earned income for at least one of the quarters ended September 30:

                                                 1996               1995
                                               --------           ------

                  Golden Corral Family
                    Steakhouse Restaurants     $306,106           $ 37,568
                  Pizza Hut                     184,765                 -
                  TGI Friday's                  129,775                 -
                  Denny's                       109,270             18,977
                  Boston Market                 108,111              3,265
                  Kenny Rogers' Roasters         52,754             29,387
                  Jack in the Box                41,115             33,591

         Although the Company's Properties are geographically diverse and the Company's lessees operate a variety of restaurant concepts, failure of any one of these restaurant chains or any lessee or borrower that contributes more than ten percent of the Company's total income could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

         It is expected that the percentage of total rental and earned income contributed by these lessees, borrowers and restaurant chains will decrease as additional Properties are acquired and leased in 1996 and subsequent years.

12.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease once construction is completed. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $12,162,800, of which approximately $6,976,000 in land and other costs had been

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


12.      Commitments - Continued:

         incurred as of September 30, 1996. The buildings currently under construction are expected to be operational by February 1997. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         In August 1996, the Company entered into a temporary Secured Equipment Lease, as lessor, with an operator of a family-style restaurant. In connection therewith, the Company provided initial funding of $102,570 for the equipment. The Company has agreed to fund the remaining balance of the equipment purchase price of approximately $191,000. Upon funding the balance, which is expected to occur in December 1996, the Company will enter into a final Secured Equipment Lease. Until a final Secured Equipment Lease is entered into, the tenant will pay monthly rent in accordance with the temporary lease.

13.      Subsequent Events:

         During the period October 1, 1996 through November 5, 1996, the Company received subscription proceeds for an additional 1,315,769 shares ($13,157,688) of common stock.

         Subsequent to September 30, 1996, the Company declared distributions of $615,914 and $683,758, respectively, or $.059375 per share of common stock, payable in December 1996, to stockholders of record on October 1, 1996 and November 1, 1996, respectively.

         During the period October 1, 1996 through November 5, 1996, the Company acquired two Properties (both of which are undeveloped land on which restaurants are being constructed) for cash at a total cost of approximately $940,934, excluding closing and development costs. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the two properties under construction are estimated to be approximately $2,253,000. The buildings under construction are expected to be operational by February 1997. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         On November 1, 1996, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 shares of common stock in a public offering (the

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           Quarters and Nine Months Ended September 30, 1996 and 1995


13.      Subsequent Events - Continued:

         "Subsequent Offering") expected to commence immediately following the termination of the Company's current $150,000,000 offering. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of Common Stock of the Company, the subsequent offering will be limited to 4,800,000 shares.

                                  ADDENDUM TO
                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

                     THE FOLLOWING INFORMATION UPDATES AND
                     REPLACES THE CORRESPONDING INFORMATION
                     IN EXHIBIT C TO THE ATTACHED PROSPECTUS,
                     DATED APRIL 26, 1996.

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public partnerships sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Partnerships") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains.

         A more detailed description of the acquisitions by the Prior Public Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Partnerships (like those of the Company) generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Public Partnerships included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PARTNERSHIPS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1996. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Partnerships, the offerings of which were fully subscribed between October 1991 and September 1996.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Partnerships.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Partnerships, the offerings of which were fully subscribed between October 1991 and September 1996. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Partnerships on a cumulative basis commencing with inception and ending June 30, 1996.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1996, of the Prior Public Partnerships, the offerings of which were fully subscribed between October 1991 and September 1996.

         The Table includes a summary of income or loss of the Prior Public Partnerships, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed public programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Partnerships between October 1991 and June 1996.

         This Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS




                                      CNL Income      CNL Income      CNL Income     CNL Income      CNL Income
                                        Fund X,        Fund XI,        Fund XII,     Fund XIII,       Fund XIV,
                                         Ltd.            Ltd.            Ltd.           Ltd.            Ltd.

Dollar amount offered                $40,000,000     $40,000,000     $45,000,000    $40,000,000     $45,000,000
                                     ===========     ===========     ===========    ===========     ===========

Dollar amount raised                       100.0%          100.0%          100.0%         100.0%          100.0%
                                     -----------     -----------     -----------    -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)           (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)           (0.5)
                                     -----------     -----------     -----------    -----------     -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)          (12.0)
                                     -----------     -----------     -----------    -----------     -----------
Reserve for operations                       --              --              --             --              --
                                     -----------     -----------     -----------    -----------     -----------

Percent available for
  investment                                88.0%           88.0%           88.0%          88.0%           88.0%
                                     ===========     ===========     ===========    ===========     ===========

Acquisition costs:

  Cash down payment                         83.0%           83.0%           83.0%          82.5%           82.5%
  Acquisition fees paid
    to affiliates                            5.0             5.0             5.0            5.5             5.5
  Loan costs                                 --              --              --             --              --
                                     -----------     -----------     -----------    -----------     -----------

Total acquisition costs                     88.0%           88.0%           88.0%          88.0%           88.0%
                                     ===========     ===========     ===========    ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                         --              --              --             --              --

Date offering began                      9/09/91         3/18/92         9/29/92        3/31/93         8/27/93

Length of offering (in
  months)                                      6               6               6              5               6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        7               6              11             10              11


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units").
         The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. would not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. As of June 30, 1996, CNL Income Fund XVII, Ltd. was in the offering stage; therefore, CNL Income Fund XVIII, Ltd. had not commenced its offering of Units.

                                CNL Income      CNL Income      CNL Income     CNL Income
                                 Fund XV,        Fund XVI,      Fund XVII,     Fund XVIII,
                                   Ltd.            Ltd.            Ltd.            Ltd.
                                                                 (Note 1)        (Note 1)
Dollar amount offered          $40,000,000     $45,000,000
                               ===========     ===========

Dollar amount raised                 100.0%          100.0%
                               -----------     -----------


Less offering expenses:

  Selling commissions
    and discounts                     (8.5)           (8.5)
  Organizational expenses             (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                         (0.5)           (0.5)
                               -----------     -----------
                                     (12.0)          (12.0)
                               -----------     -----------
Reserve for operations                 --              --
                               -----------     -----------

Percent available for
  investment                          88.0%           88.0%
                               ===========     ===========

Acquisition costs:

  Cash down payment                   82.5%           82.5%
  Acquisition fees paid
    to affiliates                      5.5             5.5
  Loan costs                            --              --
                               -----------     -----------

Total acquisition costs               88.0%           88.0%
                               ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total                      --              --
  acquisition costs)
                                    2/23/94         9/02/94
Date offering began

Length of offering (in                   6               9
  months)

Months to invest 90% of
  amount available for
  investment measured                   10              11
  from date of offering

                                    TABLE II
                            COMPENSATION TO SPONSOR


                                             CNL Income    CNL Income    CNL Income    CNL Income    CNL Income
                                               Fund X,      Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                                Ltd.          Ltd.          Ltd.          Ltd.          Ltd.

Date offering commenced                         9/09/91       3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised                        $40,000,000   $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                            ===========   ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                           -             -             -             -             -
    Acquisition fees                          2,000,000     2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       200,000       225,000       200,000       225,000
                                            -----------   -----------   -----------   -----------   -----------
Total amount paid to sponsor                  5,600,000     5,600,000     6,300,000     5,800,000     6,525,000
                                            ===========   ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996 (6 Months)                           1,877,818     1,866,649     1,986,907     1,701,335     1,857,023
    1995                                      3,603,470     3,758,271     3,928,473     3,482,461     3,823,939
    1994                                      3,828,234     3,574,474     3,933,486     3,232,046     2,897,432
    1993                                      3,499,905     3,434,512     3,320,549     1,148,550       329,957
    1992                                      3,141,123     1,525,462        63,401             -             -
    1991                                        204,240             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management fees):
    1996 (6 Months)                              55,272        55,339        55,932        53,682        57,121
    1995                                         76,108       106,086       109,111       103,083       114,095
    1994                                         42,741        76,533        84,524        83,046        84,801
    1993                                         38,999        78,926        73,789        27,003         8,220
    1992                                         39,505        30,237         2,031             -             -
    1991                                          2,834             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                      1,057,386             -     1,640,000       286,411       696,012
    Notes                                             -             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                           -             -             -             -             -
   Incentive fees                                     -             -             -             -             -
   Other                                              -             -             -             -             -


Note 1: During the year ended December 31, 1995, CNL Income Fund X, Ltd. received proceeds of $7,200 for a small parcel of land as a result of an easement relating to a certain property.




                                             CNL Income    CNL Income   CNL Income    CNL Income
                                              Fund XV,      Fund XVI,   Fund XVII,    Fund XVIII,
                                                Ltd.          Ltd.          Ltd.          Ltd.
                                                                          (Note 2)      (Note 2)
Date offering commenced                         2/23/94       9/02/94
Dollar amount raised                        $40,000,000   $45,000,000
                                            ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,825,000
    Real estate commissions                           -             -
    Acquisition fees                          2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       225,000
                                            -----------   -----------
Total amount paid to sponsor                  5,800,000     6,525,000
                                            ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996 (6 Months)                           1,741,150     1,936,583
    1995                                      3,361,477     2,619,840
    1994                                      1,154,454       212,171
    1993                                              -             -
    1992                                              -             -
    1991                                              -             -
    1990                                              -             -
    1989                                              -             -
    1988                                              -             -
    1987                                              -             -
    1986                                              -             -
    1985                                              -             -
    1984                                              -             -
    1983                                              -             -
    1982                                              -             -
    1981                                              -             -
    1980                                              -             -
    1979                                              -             -
    1978                                              -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management fees):
    1996 (6 Months)                              53,223        74,887
    1995                                        122,107       138,445
    1994                                         37,620         7,023
    1993                                              -             -
    1992                                              -             -
    1991                                              -             -
    1990                                              -             -
    1989                                              -             -
    1988                                              -             -
    1987                                              -             -
    1986                                              -             -
    1985                                              -             -
    1984                                              -             -
    1983                                              -             -
    1982                                              -             -
    1981                                              -             -
    1980                                              -             -
    1979                                              -             -
    1978                                              -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                        811,706       775,000
    Notes                                             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                           -             -
   Incentive fees                                     -             -
   Other                                              -             -



Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. would not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. As of June 30, 1996, CNL Income Fund XVII, Ltd. was in the offering stage; therefore, CNL Income Fund XVIII, Ltd. had not commenced its offering of Units. As of June 30, 1996, CNL Income Fund XVII, Ltd. had sold 2,113,286 Units, representing $21,132,863 of capital contributed by limited partners, and 13 properties had been acquired. From commencement of the offering through June 30, 1996, total selling commissions and discounts were $1,796,293, due diligence expense reimbursement fees were $105,665, and acquisition fees were $950,978, for a total amount paid to sponsor of $2,852,936. CNL Income Fund XVII, Ltd. had cash generated from operations for the period November 3, 1995 (the date funds were originally released from escrow) through June 30, 1996, of $266,033. CNL Income Fund XVII, Ltd. made payments of $47,754 to the sponsor from operations for this period.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND X, LTD.


                                                          1990
                                                        (Note 1)         1991            1992            1993
                                                      ------------   ------------    ------------    -------------
Gross revenue                                        $          0    $     80,723    $  2,985,620    $  3,729,533
Equity in earnings of unconsolidated
  joint venture                                                 0               0         184,425         273,564
Profit from sale of properties                                  0               0               0               0
Interest income                                                 0          77,424         149,051          35,072
Less: Operating expenses                                        0          (7,078)       (147,094)       (178,294)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (5,603)       (261,058)       (215,143)
      Minority interest in income of
        consolidated joint venture                              0               0          (4,902)         (8,159)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         145,466       2,906,042       3,636,573
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         187,164       2,652,037       2,936,325
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0         201,406       3,101,618       3,460,906
Cash generated from sales (Note 4)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         201,406       3,101,618       3,460,906
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0        (163,012)     (2,760,446)     (2,659,655)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0          38,394         341,172         801,251
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      19,972,663      20,027,337               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (1,942,339)     (1,880,824)              0
    Acquisition of land and buildings                           0      (7,317,942)    (12,095,378)           (316)
    Investment in direct financing
      leases                                                    0      (3,024,796)     (8,018,153)        (46,364)
    Investment in joint ventures                                0               0      (3,687,069)              0
    Return of capital from joint
      ventures                                                  0               0               0               0
    Deposit received for sale of land
      and building                                              0               0               0               0
    Increase in other assets                                  (78)       (482,466)              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                           0        (815,938)       (313,196)           (544)
    Distributions to holder of minority
      interest                                                  0               0          (5,729)         (5,543)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             922       6,417,576      (5,631,840)        748,484
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              70              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                                                  6 Months
                                                     1994            1995           1996
                                                 ------------    ------------   ------------
Gross revenue                                    $  3,710,792    $  3,544,446   $  1,763,069
Equity in earnings of unconsolidated
  joint venture                                       271,512         267,799        134,133
Profit from sale of properties                              0          67,214              0
Interest income                                        46,456          72,600         30,695
Less: Operating expenses                             (138,507)       (189,230)      (116,253)
      Interest expense                                      0               0              0
      Depreciation and amortization                  (208,941)       (201,696)       (95,126)
      Minority interest in income of
        consolidated joint venture                     (8,471)         (9,066)        (3,986)
                                                 ------------    ------------   ------------
Net income - GAAP basis                             3,672,841       3,552,067      1,712,532
                                                 ============    ============   ============
Taxable income
  - from operations                                 3,212,304       2,956,800      1,447,328
                                                 ============    ============   ============
  - from gain on sale                                       0          50,819              0
                                                 ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                   3,785,493       3,527,362      1,822,546
Cash generated from sales (Note 4)                          0       1,057,386              0
Cash generated from refinancing                             0               0              0
                                                 ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                   3,785,493       4,584,748      1,822,546
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                     (3,500,017)     (3,527,362)    (1,822,546)
    - from sale of properties                               0               0              0
    - from cash flow from prior period                      0        (172,641)       (17,454)
                                                 ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                       285,476         884,745        (17,454)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                         0               0              0
    General partners' capital
      contributions                                         0               0              0
    Organization costs                                      0               0              0
    Syndication costs                                       0               0              0
    Acquisition of land and buildings                       0        (359,506)          (978)
    Investment in direct financing
      leases                                                0        (566,097)        (1,542)
    Investment in joint ventures                            0               0       (129,503)
    Return of capital from joint
      ventures                                              0               0              0
    Deposit received for sale of land
      and building                                          0          69,000              0
    Increase in other assets                                0               0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                       0               0              0
    Distributions to holder of minority
      interest                                         (7,909)         (7,998)        (3,677)
                                                 ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                     277,567          20,144       (153,154)
                                                 ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                        80              73             36
                                                 ============    ============   ============
  - from recapture                                          0               0              0
                                                 ============    ============   ============
Capital gain (loss)                                         0               1              0
                                                 ============    ============   ============


                                                         1990
                                                       (Note 1)          1991            1992            1993
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              13              73              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               2               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              15              73              66
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           5.75%           7.38%           8.75%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              15              88             154
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        N/A             100%            100%            100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund X, Ltd. ("CNL X") and CNL Income Fund IX, Ltd. each registered for sale $35,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund IX, Ltd. commenced March 20, 1991. Pursuant to the registration statement, CNL X's offering of Units could not commence until the offering of Units of CNL Income Fund IX, Ltd. was terminated. CNL Income Fund IX, Ltd. terminated its offering of Units on September 6, 1991, at which time the maximum offering proceeds of $35,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund IX, Ltd., CNL X commenced its offering of Units.
         Activities through September 24, 1991, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund X, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In August 1995, CNL Income Fund X, Ltd. sold one of its properties and received net sales proceeds of $1,050,186. In September 1995, the partnership reinvested $928,122 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund X, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.



                                                                                   6 Months
                                                      1994            1995           1996
                                                 ------------    ------------   ------------
Cash distributions to investors
   Source (on GAAP basis)
   - from investment income                               88              87             42
   - from capital gain                                     0               2              0
   - from investment income from
       prior period                                        0               4              4
   - from return of capital (Note 3)                       0               0              0
                                                ------------    ------------   ------------
 Total distributions on GAAP basis
   (Note 6)                                               88              93             46
                                                ============    ============   ============
     Source (on cash basis)
     - from sales                                          0               0              0
     - from refinancing                                    0               0              0
     - from operations                                    88              88             46
     - from cash flow from prior
         period                                            0               5              0
                                                ------------    ------------   ------------
 Total distributions on cash basis
   (Note 6)                                               88              93             46
                                                ============    ============   ============
 Total cash distributions as a
   percentage of original $1,000
   investment (Notes 7 and 8)                           9.06%           9.03%          9.00%
 Total cumulative cash distributions
   per $1,000 investment from inception                  242             335            381
 Amount (in percentage terms) remaining
   invested in program properties at the
   end of each year (period) presented
   (original total acquisition cost of
   properties retained, divided by original
   total acquisition cost of all properties
   in program) (Note 4)                                 100%             99%           100%



Note 7: On December 31, 1994 and December 31, 1995, CNL Income Fund X, Ltd. declared a special distribution of cumulative excess operating reserves equal to .25% and .10%, respectively, of the total invested capital. Accordingly, the total yield for 1994 and 1995 was 9.06% and 9.03%, respectively.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                      Operating Results of Prior Programs
                            CNL INCOME FUND XI, LTD.

                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,269,086    $  3,831,648    $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                                0          33,367         121,059         119,370
Profit from sale of properties                                  0               0               0               0
Interest income                                                 0         150,535          24,258          30,894
Less: Operating expenses                                        0         (63,390)       (206,987)       (179,717)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (180,631)       (469,127)       (481,226)
      Minority interests in income of
        consolidated joint ventures                             0         (23,529)        (68,399)        (68,936)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,438       3,232,452       3,272,492
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,295,104       2,855,026       2,947,445
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0       1,495,225       3,355,586       3,497,941
Cash generated from sales                                       0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,495,225       3,355,586       3,497,941
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0      (1,205,030)     (2,495,002)     (3,400,001)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         290,195         860,584          97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Minority interests' capital
      contributions                                             0         426,367               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (3,922,875)              0               0
    Acquisition of land and buildings                           0     (26,428,556)       (276,157)              0
    Investment in direct financing
      leases                                                    0      (6,716,561)       (276,206)              0
    Investment in joint ventures                                0      (1,658,925)           (772)              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0      (1,011,487)           (900)              0
    Increase in other assets                                    0        (122,024)              0               0
    Distributions to holders of minority
      interests                                                 0         (17,467)        (51,562)        (57,641)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000         828,667         254,987          40,299
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              45              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============






                                                             6 Months
                                               1995            1996
                                           ------------    ------------
Gross revenue                              $  3,820,990    $  1,905,317
Equity in earnings of unconsolidated
  joint ventures                                118,384          56,598
Profit from sale of properties                        0               0
Interest income                                  51,192          24,214
Less: Operating expenses                       (237,126)       (148,842)
      Interest expense                                0               0
      Depreciation and amortization            (481,226)       (240,613)
      Minority interests in income of
        consolidated joint ventures             (70,038)        (34,437)
                                           ------------    ------------
Net income - GAAP basis                       3,202,176       1,562,237
                                           ============    ============
Taxable income
  - from operations                           2,985,221       1,414,282
                                           ============    ============
  - from gain on sale                                 0               0
                                           ============    ============
Cash generated from operations
  (Notes 2 and 4)                             3,652,185       1,811,310
Cash generated from sales                             0               0
Cash generated from refinancing                       0               0
                                           ------------    ------------
Cash generated from operations, sales
  and refinancing                             3,652,185       1,811,310
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow               (3,500,023)     (1,790,012)
    - from sale of properties                         0               0
    - from cash flow from prior period                0               0
                                           ------------     -----------
Cash generated (deficiency) after cash
  distributions                                 152,162          21,298
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                   0               0
    General partners' capital
      contributions                                   0               0
    Minority interests' capital
      contributions                                   0               0
    Organization costs                                0               0
    Syndication costs                                 0               0
    Acquisition of land and buildings                 0               0
    Investment in direct financing
      leases                                          0               0
    Investment in joint ventures                      0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                 0               0
    Increase in other assets                          0               0
    Distributions to holders of minority
      interests                                 (54,227)        (27,839)
                                           ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                97,935          (6,541)
                                           ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  74              35
                                           ============    ============
  - from recapture                                    0               0
                                           ============    ============
Capital gain (loss)                                   0               0
                                           ============    ============

                                      C-12


                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              41              62              81
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               4
  - from return of capital (Note 3)                             0               1               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 5)                                                      0              42              62              85
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              42              62              85
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 5)                                                      0              42              62              85
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 6 and 7)                                 0.00%           6.17%           8.31%           8.56%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              42             104             189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 6: On December 31, 1995, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.78%.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.




                                                                 6 Months
                                                    1995            1996
                                               ------------    ------------
Cash distributions to investors
   Source (on GAAP basis)
   - from investment income                              79              39
   - from capital gain                                    0               0
   - from investment income from
       prior period                                       9               5
   - from return of capital (Note 3)                      0               1
                                               ------------    ------------
 Total distributions on GAAP basis
   (Note 5)                                              88              45
                                               ============    ============
     Source (on cash basis)
     - from sales                                         0               0
     - from refinancing                                   0               0
     - from operations                                   88              45
     - from cash flow from prior
         period                                           0               0
                                               ------------    ------------
 Total distributions on cash basis
   (Note 5)                                              88              45
                                               ============    ============
 Total cash distributions as a
   percentage of original $1,000
   investment (Notes 6 and 7)                          8.78%           8.75%
 Total cumulative cash distributions
   per $1,000 investment from inception                 277             322
 Amount (in percentage terms) remaining
   invested in program properties at the
   end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
   total acquisition cost of all properties
   in program)                                         100%            100%

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XII, LTD.

                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                            0              46          49,604          85,252
Profit (Loss) from sale of properties                           0               0               0               0
Interest income (Note 7)                                        0          45,228         190,082          65,447
Less: Operating expenses                                        0          (7,211)       (193,804)       (192,951)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (3,997)       (286,293)       (327,795)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0          59,199       3,134,229       4,027,834
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0          58,543       2,749,072       3,301,005
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0          61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0         (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 4)                           0         (60,867)              0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      21,543,270      23,456,730               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                           0      (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                    0      (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                         0               0        (207,189)          6,400
    Investment in joint ventures                                0        (372,045)       (468,771)         (4,400)
    Increase in restricted cash                                 0               0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                           0        (704,923)       (432,749)              0
    Increase in other assets                                    0        (654,497)              0               0
    Other                                                       0               0               0             973
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       7,634,942      (6,003,462)         82,360
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               5              64              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============





                                                               6 Months
                                                 1995            1996
                                             ------------    ------------
Gross revenue                                $  4,404,792    $  2,171,212
Equity in earnings of joint ventures               81,582          55,297
Profit (Loss) from sale of properties                   0         (15,355)
Interest income (Note 7)                           84,197          49,199
Less: Operating expenses                         (228,404)       (150,511)
      Interest expense                                  0               0
      Depreciation and amortization              (327,795)       (156,420)
                                             ------------    ------------
Net income - GAAP basis                         4,014,372       1,953,422
                                             ============    ============
Taxable income
  - from operations                             3,262,046       1,591,118
                                             ============    ============
  - from gain (loss) on sale                            0         (66,395)
                                             ============    ============
Cash generated from operations
  (Notes 2 and 5)                               3,819,362       1,930,975
Cash generated from sales (Note 7)                      0       1,640,000
Cash generated from refinancing                         0               0
                                             ------------    ------------
Cash generated from operations, sales
  and refinancing                               3,819,362       3,570,975
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                 (3,819,362)     (1,930,975)
    - from sale of properties                           0               0
    - from return of capital (Note 4)                   0               0
    - from cash flow from prior period             (5,645)        (26,529)
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions                                    (5,645)      1,613,471
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                     0               0
    General partners' capital
      contributions                                     0               0
    Organization costs                                  0               0
    Syndication costs                                   0               0
    Acquisition of land and buildings                   0               0
    Investment in direct financing
      leases                                            0               0
    Loan to tenant of joint venture,
      net of repayments                             7,008           3,774
    Investment in joint ventures                        0      (1,655,928)
    Increase in restricted cash                         0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                   0               0
    Increase in other assets                            0               0
    Other                                               0               0
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                   1,363         (38,683)
                                             ============    ============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                    72              35
                                             ============    ============
  - from recapture                                      0               0
                                             ============    ============
Capital gain (loss)                                     0              (1)
                                             ============    ============


                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               5              46              84
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0               6              46              84
    - from return of capital (Note 4)                           0               6               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                 0.00%           5.00%           6.75%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              12              58             142
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.




                                                               6 Months
                                                1995             1996
                                             ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                             85              44
  - from capital gain                                   0               0
  - from investment income from
      prior period                                      0               0
  - from return of capital (Note 3)                     0               0
                                             ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                             85              44
                                             ============    ============
    Source (on cash basis)
    - from sales                                        0               0
    - from refinancing                                  0               0
    - from operations                                  85              43
    - from return of capital (Note 4)                   0               0
    - from cash flow from prior period                  0               1
                                             ------------    ------------
Total distributions on cash basis
  (Note 6)                                             85              44
                                             ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                         8.53%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                227             271
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                         100%            100%


Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,655,928 in Middleburg Joint Venture.

Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.53%.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIII, LTD.

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (29,560)
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Note 4)                              0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============

                                      C-19





                                              6 Months
                                                1996
                                            ------------
Gross revenue                               $  1,773,791
Equity in earnings of joint ventures              52,525
Profit (Loss) from sale of properties
  (Note 4)                                             0
Interest income                                   18,430
Less: Operating expenses                        (173,194)
      Interest expense                                 0
      Depreciation and amortization             (196,717)
                                            ------------
Net income - GAAP basis                        1,474,835
                                            ============
Taxable income
  - from operations                            1,427,419
                                            ============
  - from gain (loss) on sale                           0
                                            ============
Cash generated from operations
  (Notes 2 and 3)                              1,647,653
Cash generated from sales (Note 4)                     0
Cash generated from refinancing                        0
                                            ------------
Cash generated from operations, sales
  and refinancing                              1,647,653
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                (1,647,653)
    - from sale of properties                          0
    - from cash flow from prior period           (52,351)
                                            ------------
Cash generated (deficiency) after
  cash distributions                             (52,351)
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                    0
    General partners' capital
      contributions                                    0
    Syndication costs                                  0
    Acquisition of land and buildings                  0
    Investment in direct financing leases              0
    Investment in joint ventures                       0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                    0
    Increase in other assets                           0
    Other                                              0
                                            ------------
Cash generated (deficiency) after cash           (52,351)
  distributions and special items           ============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                   35
                                            ============
  - from recapture                                     0
                                            ============
Capital gain (loss) (Note 4)                           0
                                            ============


           1992
         (Note 1)          1993            1994            1995
         ------------    ------------    ------------    ------------


                    0              18              70              82
                    0               0               0               0

                    0               0               0               2
         ------------    ------------    ------------    ------------
                    0              18              70              84
         ============    ============    ============    ============

                    0               0               0               0
                    0               0               0               0
                    0              18              70              84
                    0               0               0               0
         ------------    ------------    ------------    ------------
                    0              18              70              84
         ============    ============    ============    ============

                 0.00%           5.33%           7.56%           8.44%

                    0              18              88             172






                  N/A             100%            100%            100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                                6 Months
                                                  1996
                                              ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                              37
  - from capital gain                                    0
  - from investment income from prior
      period                                             6
                                              ------------
Total distributions on GAAP basis (Note 5)              43
                                              ============
  Source (on cash basis)
  - from sales                                           0
  - from refinancing                                     0
  - from operations                                     41
  - from cash flow from prior period                     2
                                              ------------
Total distributions on cash basis (Note 5)              43
                                              ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)              8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                     215
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                          100%

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XIV, LTD.

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Note 4)                              0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============

                                      C-23



                                               6 Months
                                                 1996
                                             ------------
Gross revenue                                $  1,987,463
Equity in earnings of joint ventures              177,099
Profit (Loss) from sale of properties
  (Note 4)                                              0
Interest income                                    21,659
Less: Operating expenses                         (138,978)
      Interest expense                                  0
      Depreciation and amortization              (170,044)
                                             ------------
Net income - GAAP basis                         1,877,199
                                             ============
Taxable income
  - from operations                             1,570,651
                                             ============
  - from gain on sale                                   0
                                             ============
Cash generated from operations
  (Notes 2 and 3)                               1,799,902
Cash generated from sales (Note 4)                      0
Cash generated from refinancing                         0
                                             ------------
Cash generated from operations, sales
  and refinancing                               1,799,902
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                 (1,799,902)
    - from sale of properties                           0
    - from cash flow from prior period            (56,358)
                                             ------------
Cash generated (deficiency) after cash
  distributions                                   (56,358)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                     0
    General partners' capital
      contributions                                     0
    Syndication costs                                   0
    Acquisition of land and buildings                   0
    Investment in direct financing leases               0
    Investment in joint ventures                        0
    Return of capital from joint venture                0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                      0
    Increase in other assets                            0
    Other                                               0
                                             ------------
Cash generated (deficiency) after cash
  distributions and special items                 (56,358)
                                             ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                    35
                                             ============
  - from recapture                                      0
                                             ============
Capital gain (loss) (Note 4)                            0
                                             ============

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.


                                                 6 Months
                                                    1996
                                                ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                41
  - from capital gain                                      0
  - from return of capital                                 0
                                                ------------
Total distributions on GAAP basis (Note 5)                41
                                                ============
  Source (on cash basis)
  - from sales                                             0
  - from refinancing                                       0
  - from operations                                       40
  - from cash flow from prior period                       1
                                                ------------
Total distributions on cash basis (Note 5)                41
                                                ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                   172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                            100%

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.

                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  1,799,609
Equity in earnings of joint venture                             0           8,372         280,606         144,539
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          21,155
Less: Operating expenses                                        0         (62,926)       (228,319)       (138,719)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (124,093)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       1,702,491
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       1,399,634
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       1,687,927
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       1,687,927
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (1,600,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073          87,927
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (145,526)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        (57,599)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              35
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============

                                      C-27

                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              40
  - from capital gain                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              40
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              40
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0              21              66              40
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           5.00%           7.25%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87             127
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%


Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                      Operating Results of Prior Programs
                           CNL INCOME FUND XVI, LTD.

                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  2,143,589
Profit from sale of properties (Note 5)                         0               0               0         124,305
Interest income                                                 0          21,478         321,137          43,562
Less: Operating expenses                                        0         (10,700)       (274,595)       (148,823)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (270,831)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         187,577       2,430,841       1,891,802
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         189,864       2,139,382       1,550,241
                                                     ============    ============    ============    ============
  - from gain on sale (Note 5)                                  0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       1,861,696
Cash generated from sales (Note 5)                              0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       2,636,696
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (1,631,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,005,445
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      20,174,172      24,825,828               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,392,562)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (382,372)
    Increase in restricted cash                                 0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)              0
    Collection of overpayment of acquit-
      cyton and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0           1,204
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,543,285)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              34
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 5)                                    0               0               0               0
                                                     ============    ============    ============    ============

                                      C-29


                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              33
  - from capital gain                                           0               0               0               3
  - from investment income from
      prior period                                              0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0               1              45              36
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              45              36
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      0               1              45              36
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.00%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46              82
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A             100%            100%             98%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 5: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties for $775,000, resulting in a gain for financial reporting purposes of $124,305. As of June 30, 1996, the net sales proceeds of $775,000, plus accrued interest of $3,526, were being held in an interest-bearing escrow account. The general partners believe that the sale of this property will qualify as a like-kind exchange transaction in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain or loss was recognized for federal income tax purposes. The remaining net sales proceeds are expected to be invested in an additional property or used for other Partnership purposes.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.


                                                  1995          6 Months
                                                (Note 1)          1996
                                              ------------    ------------

Gross revenue                                 $          0    $    264,636
Profit from sale of properties                           0               0
Interest income                                     12,153         102,696
Less: Operating expenses                            (3,493)        (68,597)
      Interest expense                                   0               0
      Depreciation and amortization                   (309)        (32,931)
                                              ------------    ------------
Net income - GAAP basis                              8,351         265,804
                                              ============    ============
Taxable income
  - from operations                                 12,153         254,708
                                              ============    ============
  - from gain on sale                                    0               0
                                              ============    ============
Cash generated from operations
  (Notes 2 and 3)                                    9,012         257,021
Cash generated from sales                                0               0
Cash generated from refinancing                          0               0
                                              ------------    ------------
Cash generated from operations, sales
  and refinancing                                    9,012         257,021
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                      (1,199)       (142,120)
    - from sale of properties                            0               0
                                              ------------    ------------
Cash generated (deficiency) after cash
  distributions                                      7,813         114,901
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                    5,696,921      15,435,942
    General partners' capital contra-
      bunions                                        1,000               0
    Syndication costs                             (604,348)     (1,544,293)
    Acquisition of land and buildings             (332,928)    (10,087,458)
    Investment in direct financing
      leases                                             0      (1,258,674)
    Increase in restricted cash                          0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties               (347,907)       (339,105)
    Increase in other assets                      (221,282)        (65,775)
    Other                                             (410)              0
                                              ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                4,198,859       2,255,538
                                              ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     36             194
                                              ============    ============
  - from recapture                                       0               0
                                              ============    ============
Capital gain (loss)                                      0               0
                                              ============    ============

                                                   1995          6 Months
                                                 (Note 1)          1996
                                               ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                4             108
  - from capital gain                                     0               0
  - from investment income from
      prior period                                        0               0
                                               ------------    ------------
Total distributions on GAAP basis (Note 4)                0             108
                                               ============    ============
  Source (on cash basis)
  - from sales                                            0               0
  - from refinancing                                      0               0
  - from operations                                       4             108
                                               ------------    ------------
Total distributions on cash basis (Note 4)                4             108
                                               ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)               0.00%           5.17%
Total cumulative cash distributions per
  $1,000 investment from inception                        4             112
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                           N/A             100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through September 30, 1996, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.
Note 4: Distributions declared for the quarter ended December 31, 1995 are reflected in the 1996 column due to the payment of such distributions in January 1996. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of June 30, 1996 are not included in the 1996 totals.
Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)
Note 6: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===================================================================================================================================
                                                                                                      Cost of Properties
                                                       Selling Price, Net of                        Including Closing and
                                                Closing Costs and GAAP Adjustments                        Soft Costs
                                            ----------------------------------------------    -------------------------------------

                                                              Purchase                                        Total
                                              Cash              money   Adjustments                       acquisition
                                            received  Mortgage mortgage  resulting                        cost, capital
                                             net of   balance   taken      from                Original   improvements
                           Date     Date of  closing  at time  back by  application            mortgage   closing and
       Property          Acquired    Sale     costs   of sale  program    of GAAP    Total    financing  soft costs (1)   Total
===================================================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA         02/05/87  06/12/92 $1,169,021     0          0          0 $1,169,021          0      $955,000  $955,000

  Wendy's -
    Fairfield, CA         07/01/87  10/03/94  1,018,490     0          0          0  1,018,490          0       861,500   861,500

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC         05/29/87  07/21/93    746,800     0          0          0    746,800          0       642,800   642,800

  Pizza Hut -
    Graham, TX            08/24/87  07/28/94    261,628     0          0          0    261,628          0       205,500   205,500

  Golden Corral -
    Medina, OH            11/18/87  11/30/94    626,582     0          0          0    626,582          0       743,000   743,000

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA              03/22/89  04/27/94    712,000     0          0          0    712,000          0       616,501   616,501

  Burger King -
    Hastings, MI          08/12/88  12/15/95    518,650     0          0          0    518,650          0       419,936   419,936

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)  02/28/90  08/25/95          0     0  1,040,000          0  1,040,000          0       986,418   986,418

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR        11/02/89  05/24/94    791,211     0          0          0    791,211          0       605,500   605,500

  Hardee's -
    Heber Springs, AR     02/13/90  05/24/94    638,270     0          0          0    638,270          0       532,893   532,893

  Hardee's -
    Little Canada, MN     11/28/89  06/29/95    899,503     0          0          0    899,503          0       821,692   821,692



                                          Excess
                                       (deficiency)
                                       of property
                                      operating cash
                                       receipts over
                                           cash
                                       expenditures
==================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                        $214,021

  Wendy's -
    Fairfield, CA                         156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                         104,000

  Pizza Hut -
    Graham, TX                             56,128

  Golden Corral -
    Medina, OH                           (116,418)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                               95,499

  Burger King -
    Hastings, MI                           98,714

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)                   53,582

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                        185,711

  Hardee's -
    Heber Springs, AR                     105,377

  Hardee's -
    Little Canada, MN                      77,811

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===================================================================================================================================
                                                                                                            Cost of Properties
                                                                 Selling Price, Net of                    Including Closing and
                                                         Closing Costs and GAAP Adjustments                      Soft Costs
                                                  ------------------------------------------------  -------------------------------

                                                                      Purchase                                    Total
                                                    Cash               money    Adjustments                     acquisition
                                                  received   Mortgage mortgage   resulting                     cost, capital
                                                   net of    balance   taken       from              Original  improvements
                                Date     Date of  closing    at time  back by   application          mortgage  closing and
       Property               Acquired    Sale     costs     of sale  program     of GAAP    Total  financing soft costs (1)  Total
===================================================================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT               06/14/90  05/19/92    700,000         0           0       0    700,000        0      560,202    560,202

  Hardee's -
    St. Paul, MN             08/09/90  05/24/94    869,036         0           0       0    869,036        0      742,333    742,333

  Perkins -
    Florence, SC (3)         08/28/90  08/25/95          0         0   1,160,000       0  1,160,000        0    1,084,905  1,084,905

  Church's Fried Chicken -
    Jacksonville, FL (4)     04/30/90  12/01/95          0         0     240,000       0    240,000        0      233,728    233,728

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                03/16/91  07/31/95  1,184,865         0           0       0  1,184,865        0      949,199    949,199

  Church's Fried Chicken -
    Jacksonville, FL (4)     09/28/90  12/01/95          0         0     240,000       0    240,000        0      238,153    238,153

  Church's Fried Chicken -
    Jacksonville, FL (5)     09/28/90  12/01/95          0         0     220,000       0    220,000        0      215,845    215,845

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO               03/04/92  08/11/95  1,050,186         0           0       0  1,050,186        0      987,679    987,679

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX              12/28/92  04/10/96  1,640,000         0           0       0  1,640,000        0    1,636,643  1,636,643

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX              03/31/94  04/24/95    286,411         0           0       0    286,411        0      286,411    286,411



                                               Excess
                                            (deficiency)
                                            of property
                                            operating cash
                                            receipts over
                                                cash
                                            expenditures
===================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                                  139,798

  Hardee's -
    St. Paul, MN                                126,703

  Perkins -
    Florence, SC (3)                             75,095

  Church's Fried Chicken -
    Jacksonville, FL (4)                          6,272

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                                   235,666

  Church's Fried Chicken -
    Jacksonville, FL (4)                          1,847

  Church's Fried Chicken -
    Jacksonville, FL (5)                          4,155

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                                   62,507

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                                   3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                                       0

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===================================================================================================================================
                                                                                                      Cost of Properties
                                                           Selling Price, Net of                     Including Closing and
                                                       Closing Costs and GAAP Adjustments                  Soft Costs
                                                 ----------------------------------------  ----------------------------------------
                                                                     Purchase                                      Total
                                                   Cash               money    Adjustments                     acquisition
                                                 received   Mortgage mortgage   resulting                      cost, capital
                                                  net of    balance   taken       from               Original  improvements
                               Date     Date of  closing    at time  back by   application           mortgage  closing and
       Property              Acquired    Sale     costs     of sale  program     of GAAP    Total   financing soft costs (1)  Total
===================================================================================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN             03/31/94  03/01/95   339,031      0        0            0    339,031          0     339,031   339,031

  Checkers -
    Dallas, TX                03/31/94  03/01/95   356,981      0        0            0    356,981          0     356,981   356,981

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN             05/27/94  03/01/95   263,221      0        0            0    263,221          0     263,221   263,221

  Checkers -
    Leavenworth, KS           06/22/94  03/01/95   259,600      0        0            0    259,600          0     259,600   259,600

  Checkers -
    Knoxville, TN             07/08/94  03/01/95   288,885      0        0            0    288,885          0     288,885   288,885

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI              06/24/95  04/24/96   775,000      0        0            0    775,000          0     613,838   613,838






                                               Excess
                                            (deficiency)
                                            of property
                                            operating cash
                                            receipts over
                                                cash
                                            expenditures
===================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                                    0

  Checkers -
    Dallas, TX                                       0

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                                    0

  Checkers -
    Leavenworth, KS                                  0

  Checkers -
    Knoxville, TN                                    0

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                               161,162

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

                                  ADDENDUM TO
                                   EXHIBIT E

                      PRO FORMA ESTIMATE OF TAXABLE INCOME
                        BEFORE DIVIDENDS PAID DEDUCTION


                      THE PRO FORMA ESTIMATE OF TAXABLE
                      INCOME CONTAINED IN THIS ADDENDUM
                      SHOULD BE READ IN CONJUNCTION WITH
                      EXHIBIT E TO THE ATTACHED PROSPECTUS,
                      DATED APRIL 26, 1996.

    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                       CNL AMERICAN PROPERTIES FUND, INC.
    GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM APRIL 10, 1996
                            THROUGH JANUARY 8, 1997
                       For a 12-Month Period (Unaudited)


     The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from April 10, 1996 through January 8, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes. For information regarding the 48 Properties acquired by the Company prior to April 10, 1996, see Exhibit E to the attached Prospectus dated April 26, 1996.

     These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.



                                           TGI Friday's               Wendy's                  Golden Corral            Ten Pizza
                                          Hamden, CT (7)        Knoxville, TN (7)(9)        Port Richey, FL (7)       Hut Properties
                                          --------------        --------------------        -------------------       --------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $  173,714                $   81,898                $  196,972               $  166,320
Interest Income (2)                               -                         -                         -                   415,686
                                          ----------                ----------                ----------               ----------
    Total Revenues                           173,714                    81,898                   196,972                  582,006
                                          ----------                ----------                ----------               ----------

Asset Management Fees (3)                     (6,808)                   (4,746)                  (10,233)                  (8,922)
Mortgage Management Fee (4)                       -                         -                         -                   (23,167)
General and Administrative
  Expenses (5)                               (10,770)                   (5,078)                  (12,212)                 (36,084)
                                          ----------                ----------                ----------               ----------
    Total Operating Expenses                 (17,578)                   (9,824)                  (22,445)                 (68,173)
                                          ----------                ----------                ----------               ----------

Estimated Cash Available from
  Operations                                 156,136                    72,074                   174,527                  513,833

Depreciation and Amortization
  Expense (6)                                (30,652)                  (13,081)                  (30,970)                 (10,498)
                                          ----------                ----------                ----------               ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $  125,484                $   58,993                $  143,557               $  503,335
                                          ==========                ==========                ==========               ==========


                                 See Footnotes


                                            Denny's                 Denny's                Wendy's                    Wendy's
                                     Hillsboro, TX (7)(12)     McKinney, TX (12)     Camarillo, CA (7)(9)      Sevierville, TN(7)(9)
                                     ---------------------     -----------------     --------------------      ---------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                            $  114,346               $  104,013             $  124,655                 $   60,735
Interest Income (2)                              -                        -                      -                          -
                                         ----------               ----------             ----------                 ---------
    Total Revenues                          114,346                  104,013                124,655                     60,735
                                         ----------               ----------             ----------                 ----------

Asset Management Fees (3)                    (6,319)                  (5,874)                (7,224)                    (2,956)
Mortgage Management Fee (4)                      -                        -                      -                          -
General and Administrative
  Expenses (5)                               (7,089)                  (6,449)                (7,729)                    (3,766)
                                         ----------               ----------             ----------                 ----------
    Total Operating Expenses                (13,408)                 (12,323)               (14,953)                    (6,722)
                                         ----------               ----------             ----------                 ----------

Estimated Cash Available from
  Operations                                100,938                   91,690                109,702                    54,013

Depreciation and Amortization
  Expense (6)                               (19,022)                 (16,066)               (17,220)                   (13,308)
                                         ----------               ----------             ----------                 ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company               $   81,916               $   75,624             $   92,482                 $   40,705
                                         ==========               ==========             ==========                 ==========


                                 See Footnotes


                                     Boston Market               Boston Market             Jack in the Box           Boston Market
                                Ellisville, MO (7)(10)     Golden Valley, MN (7)(10)     Humble #1, TX (7)(11)     Corvallis, OR (7)
                                ----------------------     -------------------------     ---------------------     -----------------
Pro Forma Estimate
  of Taxable
  Income Before Dividends
  Paid Deduction:

Base Rent (1)                     $  102,675                   $  112,890                   $   100,061               $   95,085
Interest Income (2)                      -                            -                             -                         -
                                  ----------                   ----------                    ----------               ----------
    Total Revenues                   102,675                      112,890                       100,061                   95,085
                                  ----------                   ----------                    ----------               ----------

Asset Management Fees (3)             (5,864)                      (6,448)                       (5,603)                  (5,440)
Mortgage Management Fee (4)              -                            -                             -                         -
General and Administrative
  Expenses (5)                        (6,366)                      (6,999)                       (6,204)                  (5,895)
                                  ----------                   ----------                    ----------               ----------
    Total Operating Expenses         (12,230)                     (13,447)                      (11,807)                 (11,335)
                                  ----------                   ----------                    ----------               ----------

Estimated Cash Available from
  Operations                          90,445                       99,443                        88,254                   83,750

Depreciation and Amortization
  Expense (6)                        (16,272)                     (13,561)                      (15,646)                 (16,006)
                                  ----------                   ----------                    ----------               ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company        $   74,173                   $   85,882                    $   72,608               $   67,744
                                  ==========                   ==========                    ==========               ==========

                                 See Footnotes




                                                      Jack in the Box                     Arby's                  Boston Market
                                                   Houston #1, TX (7)(11)          Kendallville, IN (13)          Rockwall, TX (7)
                                                   ----------------------          ---------------------          ----------------
Pro Forma Estimate
  of Taxable
  Income Before Dividends
  Paid Deduction:

Base Rent (1)                                          $   95,757                     $    75,812                  $   79,356
Interest Income (2)                                           -                                -                           -
                                                       ----------                     -----------                  ----------
    Total Revenues                                         95,757                          75,812                      79,356
                                                       ----------                     -----------                  ----------

Asset Management Fees (3)                                  (5,362)                         (4,430)                     (4,551)
Mortgage Management Fee (4)                                   -                                -                           -
General and Administrative
  Expenses (5)                                             (5,937)                         (4,700)                     (4,920)
                                                       ----------                     -----------                  ----------
    Total Operating Expenses                              (11,299)                         (9,130)                     (9,471)
                                                       ----------                     -----------                  ----------

Estimated Cash Available from
  Operations                                               84,458                          66,682                      69,885

Depreciation and Amortization
  Expense (6)                                             (15,890)                         (7,794)                    (10,813)
                                                       ----------                     -----------                  ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                             $   68,568                     $    58,888                  $   59,072
                                                       ==========                     ===========                  ==========


                                 See Footnotes


                                             Boston Market          Jack in the Box             Applebee's         Golden Corral
                                          Upland, CA (7)(14)     Houston #2, TX (7)(11)     Montclair, CA (7)     Brooklyn, OH (8)
                                          ------------------     ----------------------     -----------------     ----------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                  $  101,479             $   97,618               $  176,084          $  142,823
Interest Income (2)                                    -                      -                        -                   -
                                               ----------             ----------               ----------          ----------
    Total Revenues                                101,479                 97,618                  176,084             142,823
                                               ----------             ----------               ----------          ----------

Asset Management Fees (3)                          (5,819)                (5,467)                  (9,563)             (5,921)
Mortgage Management Fee (4)                            -                      -                        -                   -
General and Administrative
  Expenses (5)                                     (6,292)                (6,052)                 (10,917)             (8,855)
                                               ----------             ----------               ----------          ----------
    Total Operating Expenses                      (12,111)               (11,519)                 (20,480)            (14,776)
                                               ----------             ----------               ----------          ----------

Estimated Cash Available from
  Operations                                       89,368                 86,099                  155,604             128,047

Depreciation and Amortization
  Expense (6)                                     (11,115)               (15,257)                 (21,142)            (26,658)
                                               ----------             ----------               ----------          ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                     $   78,253             $   70,842               $  134,462          $  101,389
                                               ==========             ==========               ==========          ==========



                                 See Footnotes

                                                                                                Ryan's Family
                                               Boston Market            Boston Market             Steak House             Arby's
                                          La Quinta, CA (7)(14)         Merced, CA (7)        Spring Hill, FL (7)      Avon, IN (13)
                                          ---------------------       -----------------       -------------------      -------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                 $   98,804                 $   96,704            $  204,392              $   81,044
Interest Income (2)                                   -                          -                     -                       -
                                              ----------                 ----------            ----------              ----------
    Total Revenues                                98,804                     96,704               204,392                  81,044
                                              ----------                 ----------            ----------              ----------

Asset Management Fees (3)                         (5,660)                    (5,540)              (11,112)                 (4,738)
Mortgage Management Fee (4)                           -                          -                     -                       -
General and Administrative
  Expenses (5)                                    (6,126)                    (5,996)              (12,672)                 (5,025)
                                              ----------                 ----------            ----------              ----------
    Total Operating Expenses                     (11,786)                   (11,536)              (23,784)                 (9,763)
                                              ----------                 ----------            ----------              ----------

Estimated Cash Available from
  Operations                                      87,018                     85,168               180,608                  71,281

Depreciation and Amortization
  Expense (6)                                    (12,439)                   (10,283)              (34,952)                (12,415)
                                              ----------                 ----------            ----------              ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                    $   74,579                 $   74,885            $  145,656              $   58,866
                                              ==========                 ==========            ==========              ==========



                                 See Footnotes


                                             Boston Market                     Applebee's                    Burger King
                                        Florissant, MO (7)(10)              Salinas, CA (7)              Chicago, IL (7)(16)
                                        ----------------------              ---------------              -------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                               $  131,306                       $  145,549                     $  173,489
Interest Income (2)                                 -                                -                              -
                                            ----------                       ----------                     ----------
    Total Revenues                             131,306                          145,549                        173,489
                                            ----------                       ----------                     ----------

Asset Management Fees (3)                       (7,523)                          (7,950)                        (9,463)
Mortgage Management Fee (4)                         -                                -                              -
General and Administrative
  Expenses (5)                                  (8,141)                          (9,024)                       (10,756)
                                            ----------                       ----------                     ----------
    Total Operating Expenses                   (15,664)                         (16,974)                       (20,219)
                                            ----------                       ----------                     ----------

Estimated Cash Available from
  Operations                                   115,642                          128,575                        153,270

Depreciation and Amortization
  Expense (6)                                  (15,852)                         (16,617)                       (19,317)
                                            ----------                       ----------                     ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                  $   99,790                       $  111,958                     $  133,953
                                            ==========                       ==========                     ==========


                                 See Footnotes



                                      Wendy's            Golden Corral         Golden Corral        Burger King
                                   San Diego, CA (7)  Lufkin, TX (7)(8)(15)    Columbia, TN     Chattanooga, TN (7)(16)
                                   -----------------  ---------------------    -------------    -----------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $   82,267     $  148,984                $  147,024          $  127,536
Interest Income (2)                               -              -                         -                   -
                                          ----------     ----------                ----------          ---------
    Total Revenues                            82,267        148,984                   147,024             127,536
                                          ----------     ----------                ----------          ----------

Asset Management Fees (3)                     (3,649)        (8,191)                   (7,765)             (6,933)
Mortgage Management Fee (4)                       -              -                         -                   -
General and Administrative
  Expenses (5)                                (5,101)        (9,237)                   (9,115)             (7,907)
                                          ----------     ----------                ----------          ----------
    Total Operating Expenses                  (8,750)       (17,428)                  (16,880)            (14,840)
                                          ----------     ----------                ----------          ----------

Estimated Cash Available from
  Operations                                  73,517        131,556                   130,144             112,696

Depreciation and Amortization
  Expense (6)                                (16,430)       (25,044)                  (22,551)            (18,107)
                                          ----------     ----------                ----------         -----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $   57,087     $  106,512                $  107,593          $   94,589
                                          ==========     ==========                ==========          ==========


                                 See Footnotes




                                           Two Pizza Hut       Golden Corral         Golden Corral               Boston Market
                                            Properties         Eastlake, OH      Moberly, MO (7)(8)(15)       St. Joseph, MO (10)
                                           -------------       ------------      ----------------------       -------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                               $   34,760         $  186,091            $  128,356                    $   82,437
Interest Income (2)                             51,678                 -                     -                             -
                                            ----------         ----------            ----------                    ---------
    Total Revenues                              86,438            186,091               128,356                        82,437
                                            ----------         ----------            ----------                    ----------

Asset Management Fees (3)                       (1,896)            (9,823)               (7,033)                       (4,718)
Mortgage Management Fee (4)                     (2,904)                -                     -                             -
General and Administrative
  Expenses (5)                                  (5,359)           (11,538)               (7,958)                       (5,111)
                                            ----------         ----------            ----------                    ----------
    Total Operating Expenses                   (10,159)           (21,361)              (14,991)                       (9,829)
                                            ----------         ----------            ----------                    ----------

Estimated Cash Available from
  Operations                                    76,279            164,730               113,365                        72,608

Depreciation and Amortization
  Expense (6)                                   (1,307)           (32,063)              (22,117)                      (15,246)
                                            ----------         ----------            ----------                    ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                  $   74,972         $  132,667            $   91,248                    $   57,362
                                            ==========         ==========            ==========                    ==========



                                 See Footnotes


                                                  Boston Market               Jack in the Box                    Jack in the Box
                                                 Atlanta, GA (7)             Dallas, TX (7)(11)              Los Angeles, CA (7)(11)
                                                 ---------------             ------------------              -----------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                      $  121,366                    $   85,225                      $  143,272
Interest Income (2)                                        -                             -                               -
                                                   ----------                    ----------                      ----------
    Total Revenues                                    121,366                        85,225                         143,272
                                                   ----------                    ----------                      ----------

Asset Management Fees (3)                              (6,954)                       (4,983)                         (8,381)
Mortgage Management Fee (4)                                -                             -                               -
General and Administrative
  Expenses (5)                                         (7,525)                       (5,284)                         (8,883)
                                                   ----------                    ----------                      ----------
    Total Operating Expenses                          (14,479)                      (10,267)                        (17,264)
                                                   ----------                    ----------                      ----------

Estimated Cash Available from
  Operations                                          106,887                        74,958                         126,008

Depreciation and Amortization
  Expense (6)                                         (17,504)                      (13,004)                        (14,548)
                                                   ----------                    ----------                      ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                         $   89,383                    $   61,954                      $  111,460
                                                   ==========                    ==========                      ==========


                                 See Footnotes

                                             Jack in the Box
                                          Las Vegas, NV (7)(11)        Total
                                          ---------------------        -----

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                  $  127,954           $4,548,853
Interest Income (2)                                    -               467,364
                                               ----------           ----------
    Total Revenues                                127,954            5,016,217
                                               ----------           ----------

Asset Management Fees (3)                          (7,484)            (247,346)
Mortgage Management Fee (4)                            -               (26,071)
General and Administrative
  Expenses (5)                                     (7,933)            (311,005)
                                               ----------           ----------
    Total Operating Expenses                      (15,417)            (584,422)
                                               ----------           ----------

Estimated Cash Available from
  Operations                                      112,537            4,431,795

Depreciation and Amortization
  Expense (6)                                     (15,187)            (655,954)
                                               ----------           ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                     $   97,350           $3,775,841
                                               ==========           ==========
------------------------------------

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $3,888,000, collateralized by building improvements located on ten of the Twelve Pizza Hut Properties. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in July 1996. Amount does not include $19,440 of loan commitment fees and $19,440 in loan origination fees collected by the Company at closing from the borrower. In addition, the Company entered into a Master Mortgage Note agreement for $484,000, collateralized by building improvements located on two of the Twelve Pizza Hut Properties. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in February 1997. Amount does not include $2,420 of loan commitment fees and $2,420 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental income and interest income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years. In connection with the Twelve Pizza Hut Properties, acquisition fees allocated to the Master Mortgage Notes have been amortized on a straight-line basis over the life of the agreements (20 years).

(7) The Company accepted an assignment of an interest in the ground lease relating to the Hamden and Sevierville Properties effective April 24, 1996 and June 5, 1996, respectively, in consideration of its funding of certain preliminary development costs and its agreement to fund remaining development. The development agreements for the Properties which are to be constructed provide that construction must be completed no later than the dates set forth below:


     Property                Estimated Final Completion Date          Property               Estimated Final Completion Date
     --------                -------------------------------          --------               -------------------------------
    Hamden Property         Opened for business August 26, 1996      La Quinta Property     Opened for business December 16, 1996
    Knoxville Property      Opened for business July 8, 1996         Merced Property        Opened for business October 6, 1996
    Port Richey Property    Opened for business September 30, 1996   Spring Hill Property   February 15, 1997
    Hillsboro Property      August 28, 1997                          Florissant Property    Opened for business December 29, 1996
    Camarillo Property      Opened for business July 28, 1996        Salinas Property       February 6, 1997
    Sevierville Property    Opened for business June 13, 1996        Chicago Property       March 1, 1997
    Ellisville Property     Opened for business September 3, 1996    San Diego Property     Opened for business December 6, 1996
    Golden Valley Property  Opened for business September 30, 1996   Lufkin Property        Opened for business December 27, 1996
    Humble #1 Property      Opened for business September 12, 1996   Chattanooga Property   April 4, 1997
    Corvallis Property      Opened for business October 6, 1996      Moberly Property       June 15, 1997
    Houston #1 Property     Opened for business September 25, 1996   Atlanta Property       June 15, 1997
    Rockwall Property       Opened for business October 27, 1996     Dallas Property        June 15, 1997
    Upland Property         Opened for business September 30, 1996   Los Angeles Property   July 6, 1997
    Houston #2 Property     Opened for business July 14, 1996        Las Vegas Property     July 6, 1997
    Montclair Property      Opened for business December 16, 1996

(8) The Company accepted an assignment of an interest in a ground lease relating to the Brooklyn Property effective August 23, 1996.

(9) The lessee of the Knoxville, Camarillo, and Sevierville Properties is the same unaffiliated lessee.

(10) The lessee of the Ellisville, Golden Valley, Florissant and St. Joseph Properties is the same unaffiliated lessee.

(11) The lessee of the Humble #1, Houston #1, Houston #2, Dallas, Los Angeles and Las Vegas Properties is the same unaffiliated lessee.

(12) The lessee of the Hillsboro and McKinney Properties is the same unaffiliated lessee.

(13) The lessee of the Kendallville and Avon Properties is the same unaffiliated lessee.

(14) The lessee of the Upland and La Quinta Properties is the same unaffiliated lessee.

(15) The lessee of the Lufkin and Moberly Properties is the same unaffiliated lessee.

(16) The lessee of the Chicago and Chattanooga Properties is the same unaffiliated lessee.